1996 AMENDED AND RESTATED
                COMMERCIAL REVOLVING LOAN AND SECURITY AGREEMENT

     THIS 1996 AMENDED AND RESTATED COMMERCIAL REVOLVING LOAN AND SECURITY AGREEMENT is entered into as of the 7th day of October, 1996 by and among BANK OF BOSTON CONNECTICUT, a savings bank existing under the laws of the State of Connecticut with a place of business at 127 Church Street, New Haven, Connecticut 06510, as agent for Fleet Bank, National Association, The Chase Manhattan Bank, People's Bank, BHF-Bank Aktiengelleschaft, CoreStates Bank, N.A., National Bank of Canada, The Sanwa Bank Limited, First Union Bank of Connecticut and Bank of Boston Connecticut ("Agent") and FLEET BANK, NATIONAL ASSOCIATION, a national banking association having its principal place of business in Jersey City, New Jersey and having an office at 1133 Avenue of the Americas, 39th Floor, New York, New York 10036-6710 ("Fleet/New Jersey"), THE CHASE MANHATTAN BANK, a New York banking corporation with a place of business at 270 Park Avenue, New York, New York 10017 (successor by merger to The Chase Manhattan Bank, N.A.) ("Chase"), PEOPLE'S BANK with a place of business at 2 Whitney Avenue, New Haven, Connecticut 06510 ("People's"), BHF-BANK AKTIENGELLESCHAFT with a place of business at 590 Madison Avenue, New York, New York 10022- 2540 ("BHF"), CORESTATES BANK, N.A., with a place of business at 1339 Chestnut Street, Philadelphia, Pennsylvania 19101-7618 ("CoreStates"), NATIONAL BANK OF CANADA, having a place of business at 125 West 55th Street, New York, New York 10019-5366 ("National Bank of Canada"), THE SANWA BANK LIMITED, having a place of business at 55 East 52nd Street, New York, New York 10055 ("Sanwa"), FIRST UNION BANK OF CONNECTICUT, having a place of business at 300 Main Street, Stamford, Connecticut 06901 ("First Union") and BANK OF BOSTON CONNECTICUT, a savings bank existing under the laws of the State of Connecticut with a place of business at 127 Church Street, New Haven, Connecticut 06510, ("Bank of Boston") (each of Fleet/New Jersey, Chase, People's, BHF, CoreStates, National Bank of Canada, Sanwa, First Union and Bank of Boston, together with any other financial institution that becomes a party hereto, is sometimes hereafter individually referred to as a "Bank" and collectively as the "Banks"), STARTER CORPORATION, a Delaware corporation having a place of business at 370 James Street, New Haven, Connecticut 06513, ("Starter") and STARTER GALT, INC., a Delaware corporation having a place of business at 370 James Street, New Haven, Connecticut 06513 ("Starter Galt"; Starter and Starter Galt are sometimes hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower").

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                              W I T N E S S E T H:

     WHEREAS, Starter, the Agent, Bank of Boston, Fleet National Bank (then known as "Fleet Bank, National Association") ("Fleet/Connecticut"), NatWest Bank N.A., The Chase Manhattan Bank, N.A. and People's entered into a Commercial Revolving Loan and Security Agreement dated March 30, 1995 (the "Original Agreement"); and

     WHEREAS, by First Amendment to Commercial Revolving Loan and Security Agreement dated as of June 14, 1995 (the "First Amendment"), BHF, CoreStates, National Bank of Canada and Sanwa joined the lenders and certain changes were made to the Original Agreement as set forth in said First Amendment; and

     WHEREAS, by Second Amendment to Commercial Revolving Loan and Security Agreement dated as of January 31, 1996 (the "Second Amendment") certain further changes were made to the Original Agreement as amended by the First Amendment as set forth in said Second Amendment; and

     WHEREAS, Fleet/New Jersey has become the successor by merger to NatWest Bank N.A.; and

     WHEREAS, Fleet/Connecticut has withdrawn as a lender from the Loan Agreement and has assigned its rights and liabilities in connection with the Fleet Standby L/C (as hereinafter defined) to Fleet/New Jersey; and

     WHEREAS, by Third Amendment to Commercial Revolving Loan and Security Agreement dated as of May 17, 1996 (the "Third Amendment") certain further changes were made to the Loan Agreement; (the Original Agreement as amended by the First Amendment, the Second Amendment, and the Third Amendment is hereinafter referred to as the "Loan Agreement"); and

     WHEREAS, Chase has become the successor by merger to The Chase Manhattan Bank, N.A.; and

     WHEREAS, Starter has created Starter Galt as a Subsidiary and Starter Galt has acquired certain assets of Galt Sand Company and Galt Shop Company; and

     WHEREAS, Starter Galt is a wholly-owned subsidiary of Starter and will derive economic benefit from its execution and delivery of this Agreement, including, without limitation, the benefits to be derived from a letter agreement between Starter and Starter Galt dated of even date herewith whereby Starter has agreed to provide sufficient capital, from time to time to Starter Galt, in such form, in such amount, and at such times as is necessary to enable Starter Galt at all times to (i) maintain assets which, taken at a fair value, exceed its liabilities, (ii) be able to pay its debts


                                       2.

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as they mature, and (iii) maintain adequate capitalization for the business in which it is engaged.

     WHEREAS, Starter, the Agent and the Banks wish to add Starter Galt as a Borrower hereunder and to add First Union as a Bank hereunder; and

     WHEREAS, the Borrowers, the Agent and the Banks wish to increase the total amount of Revolving Credit Facility to be made available to Borrowers; and

     WHEREAS, the Borrowers, the Agent and the Banks wish to amend and restate the Loan Agreement;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which is hereby acknowledged by the parties hereto, the parties hereto do hereby agree as follows (reference being hereby made to Section 9 hereof for the definition of certain capitalized terms used herein):

     Section 1. Revolving Credit Facility; Security Interests; Interest; Telephone Instructions; Requests for Advances; Funding; Assignment of Life Insurance; Assignments of Leases; L/C Agreement; Assignment of Trademark Rights; Stock Pledge.

          Section 1.1. General Provisions. Subject to all of the terms and conditions of this Agreement:

          (A) Revolving Credit Facility.

               (i) Amount of Revolving Credit Facility. So long as there exists no Event of Default nor any event which, with the passage of time or giving of notice, or both, would become an Event of Default, but subject to the limitations hereinafter set forth and until the Termination Date, the Banks will provide to the Borrowers a Revolving Credit Facility in the aggregate amount of up to $145,000,000 (the "Regular Commitment"), plus a $30,000,000 seasonal increase to $175,000,000 from April 15 through October 15 of each year (the "Seasonal Commitment"). Each Bank severally agrees that, subject to the terms and limitations set forth in this Agreement, it will extend credit to the Borrowers through the Agent under the Revolving Credit Facility from time to time during the period from the date hereof up to but not including the Termination Date in an aggregate principal amount not to exceed at any time outstanding the lesser of (a) such Bank's Regular Commitment or Seasonal Commitment, as applicable, as set forth below opposite


                                       3.

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such Bank's name, or (b) its Pro Rata Share as set forth below opposite such
Bank's name:

                               Regular          Seasonal         Pro Rata
      Bank                     Commitment       Commitment       Share (%)
      ----                     ----------       ----------       ---------

Bank of Boston                $ 29,000,000      $ 35,000,000      20.000%
Chase                           20,713,250        25,000,000      14.285
Fleet/New Jersey                20,713,250        25,000,000      14.285
People's                        16,572,050        20,000,000      11.429
CoreStates                      16,572,050        20,000,000      11.429
First Union                     16,572,050        20,000,000      11.429
BHF                              9,942,650        12,000,000       6.857
National Bank of Canada          9,942,650        12,000,000       6.857
Sanwa                            4,972,050         6,000,000       3.429
                              ------------      ------------      ------
                              $145,000,000      $175,000,000         100%

     Subject to the limitations contained herein, extensions of credit under the Revolving Credit Facility may, at the option of the Borrowers, take the form of Advances, Acceptances, Commercial L/C's or, upon the approval of all of the Banks, standby letters of credit.

     The existing Fleet Standby L/C shall remain outstanding as part of the Revolving Credit Facility in accordance with its terms until the earlier of (i) its expiration date, or (ii) the Borrower's reimbursement of Fleet/New Jersey (as assignee of Fleet/Connecticut) pursuant to the terms of any reimbursement agreement pertaining to the Fleet Standby L/C upon a draw thereunder.

               (ii) Use of Proceeds of Revolving Credit Facility. The Revolving Credit Facility shall be used the Borrowers as follows: (a) the proceeds of Advances and Acceptances shall be used for each Borrower's working capital purposes in the operation of its business; (b) the issuance of Commercial L/Cs which shall be used for the benefit of a Borrower's designated foreign suppliers for a term not to exceed 120 days, in connection with such Borrower's importing of materials and finished goods from such foreign suppliers for the account of such Borrower; (c) the issuance of standby L/C's which may be issued only with the consent of all of the Banks; (d) the Fleet Standby L/C which shall remain outstanding in accordance with its terms; and (e) the proceeds of Advances may be used to pay off indebtedness of Starter Galt to First Union in the principal amount of up to $13,942,245.19, together with interest therein, which indebtedness was incurred in connection with the acquisition of certain assets of Galt Sand Company and Galt Shop Company and has been guaranteed by Starter.


                                       4.

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The maximum aggregate amount of outstanding Advances and Acceptances under the
Revolving Credit Facility shall at no time exceed the Direct Loan Sublimit as hereinafter set forth in section 1.1(E).

               (iii) Revolving Credit Note. To evidence the Borrowers' obligations under the Revolving Credit Facility, Borrowers are contemporaneously herewith executing and delivering to the Agent the Revolving Credit Note dated of even date herewith in the face principal amount of $175,000,000 in the form and substance set forth on Exhibit A attached hereto. The Revolving Credit Note in the face amount of $175,000,000 is issued in replacement of and substitution for the Revolving Credit Note in the face principal amount of $150,000,000 dated May 17, 1996 executed by Starter in favor of the Agent, as agent for the Banks (except First Union) (the "May 17, 1996 Note"). The May 17, 1996 Note is hereby cancelled.

               (iv) Termination Date. On the Termination Date, the entire unpaid principal balance of the Revolving Note together with all accrued and unpaid interest thereon and all other sums owing hereunder shall become due and payable in full without notice or demand.

          (B) Advances. All Advances under the Revolving Credit Facility shall be made by the Banks simultaneously and in the amount of their respective Pro-Rata Shares.

     The obligations of the Banks for Advances are independent and no Bank shall be responsible for any default by any other Bank with respect to such other Bank's obligation to make Advances hereunder, nor shall the obligation of any Bank be increased or decreased as a result of the default by any other Bank in such other Bank's obligation to make Advances hereunder. All requests by a Borrower for Advances shall be made in accordance with the provisions of Section
1.4 of this Agreement;

          (C) L/C's and Acceptances. All Commercial L/C's and Acceptances which are issued or created under the Revolving Credit Facility will be issued by the Agent or by The First National Bank of Boston or any of its overseas or domestic affiliates on behalf of the Banks, and shall be administered by Agent, as agent for the Banks. Each letter of credit issued under the Revolving Credit Facility by The First National Bank of Boston or its overseas or domestic affiliates shall be subject to the terms of the L/C Agreement. The minimum face amount of each Commercial L/C and each Acceptance shall be $50,000.00.

     Standby letters of credit may be issued under the Revolving Credit Facility only upon the consent of all of the Banks.


                                       5.

     Each Commercial L/C issued hereunder shall have an expiration date not later than 120 days following its date of issuance, and no Commercial L/C shall have an expiration date later than September 28, 1998.

     Notwithstanding the Termination Date, each Bank shall remain obligated through the expiration date of the Fleet Standby L/C and each Commercial L/C and standby L/C issued or outstanding under the Revolving Credit Facility to reimburse the Agent for such Bank's Pro-Rata Share of a drawing on any such letters of credit which is not immediately reimbursed by the Borrowers.

     In the event of a drawing upon a Commercial L/C, a standby L/C or the Fleet Standby L/C following the Termination Date (but not later than the expiration date of such letter of credit) which is not immediately reimbursed by the Borrowers, the payment of such drawing by the issuer of such letter of credit shall constitute a portion of the Liabilities under the Revolving Credit Facility and shall be subject to this Agreement notwithstanding the occurrence of the Termination Date.

     Acceptances shall be issued only in connection with transactions which a Borrower certifies, in writing, to the Agent to be a qualified transaction. An Acceptance shall have a maturity date not in excess of 120 days following its date of issuance and no Acceptance shall have a maturity date later than the Termination Date.

          (D) Borrowing Base. The aggregate amount of outstanding Liabilities under the Revolving Credit Facility shall not at any time exceed the lesser of
(x) the amount of the Regular Commitment or the Seasonal Commitment, as applicable, or (y) the sum of (i) Eighty (80%) percent of Eligible Accounts, plus (ii) Fifty (50%) percent of Eligible Inventory with a maximum limit on availability against Eligible Inventory of (a) $40,000,000 in effect from September 1 in each year through May 31 of the following year (except for the month of September 1996 (as set forth below)), (b) $60,000,000 in effect for the months of June, July and August of 1996, and (c) $50,000,000 during the months of September 1996 and June, July, August in each year other than 1996, plus
(iii) fifty (50%) percent of L/C Inventory, plus (iv) One Hundred (100%) percent of cash deposits held in the name of the Borrower or Fair Stock Limited d/b/a Starter Far East, Ltd. in an interest bearing savings account at the Hong Kong Branch of The First National Bank of Boston (the formula contained in this clause (y) is hereinafter referred to as the "Borrowing Base").

          (E) Direct Loan Sublimit: The aggregate amount of Advances and Acceptances to be outstanding at any time shall not exceed the following amounts (the "Direct Loan Sublimit"): (i) $50,000,000 during the months of October of each year through April of the following year and (ii) $90,000,000 during the months


                                       6.

of May through September in each year, except that the (a) Direct Loan Sublimit shall be $110,000,000 during the months of July, August and September 1996 and
(b) the Direct Loan Sublimit shall be as follows for October, November and December 1996:

                  October                 $ 90,000,000
                  November                $ 70,000,000
                  December                $ 50,000,000

     Notwithstanding the above sentence, the Direct Loan Sublimit shall be $110,000,000 during the months of July and August, 1996.

     Notwithstanding the preceding sentence, for a period of thirty (30) consecutive days occurring during the period between December 1 in each calendar year and February 15 in the following year, the Borrowers shall, from cash flow generated from their continuing operations (as opposed to cash flow resulting from a non-recurring event), cause the aggregate amount of Advances and Acceptances outstanding hereunder to be reduced to an amount not to exceed $25,000,000; provided, however, that for the period between December 1, 1996 and February 15, 1997, such reduction shall be to an amount not to exceed $40,000,000.

          (F) Seasonal Overadvance: Notwithstanding the Borrowing Base, the Borrowers may have Liabilities outstanding under the Revolving Credit Facility in excess of the amount which would otherwise be available under the Borrowing Base in the following amounts at the following times (the "Seasonal Overadvance"):

           Month                       1996               1997
           -----                       ----               ----

           April                   $ 15,000,000       $ 10,000,000
           May, June, July           25,000,000         15,000,000
           August                    10,000,000         10,000,000

Provided, however, that in no event shall (i) the aggregate total amount outstanding under the Revolving Credit Facility at any time exceed the amount of the Regular Commitment or the Seasonal Commitment, as applicable, or (ii) the aggregate amount of Advances and Acceptances outstanding at any time exceed the applicable Direct Debt Sublimit.

          1.2 Security Interests. (A) Collateral. As security for the payment of the Liabilities, each Borrower hereby mortgages, pledges and assigns to Agent, and gives and grants to Agent, as agent for all of the Banks and also hereby gives, grants, mortgages, pledges and assigns to each of the Banks, a security interest in all of its personal property and fixtures, including, without limitation, all


                                       7.

of its right, title and interest in and to the items and types of property more particularly described or referred to in subsections (i) - (x) below, whether now owned or hereafter acquired, and the proceeds and products thereof (the "Collateral"), which security interest is and shall remain first and prior and which Collateral shall remain free and clear of all mortgages, pledges, security interests, liens and other encumbrances and restrictions on the transfer thereof, except as permitted under Section 4.1 hereof.

               (i) Accounts, Instruments and Chattel Paper. All presently existing or hereafter acquired accounts, accounts receivable, chattel paper, notes, leases, drafts, acceptances and writings evidencing a monetary obligation and a security interest in or a lease of goods, all rights to receive the payment of money or other considerations under present or future contracts or by virtue of merchandise sold or leased, services rendered, advances made or other considerations given, whether or not earned by performance and whether or not evidenced by or set forth in or arising out of any present or future chattel paper, instrument, document, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible and whether written or oral in nature, and all extensions and renewals of any thereof, any reversion of pension plan excess funding, all rights under or arising out of present or future contracts, agreements or general intangibles (as defined in the Uniform Commercial Code as in effect in Connecticut), including, without limiting the foregoing, all payments under licensing agreements or arrangements, all right, title and interest in merchandise which gave rise to any or all of the foregoing, including, inter-alia, all goods in transit and all returned, reclaimed or repossessed goods and all claims for insurance respecting the same, all claims for tax refunds, all claims or causes of action which either Borrower may now or hereafter have whether arising in connection with or under any agreement, contract, document, instrument or chattel paper whether written or oral, or by operation of law or otherwise, and all present and future indebtedness and obligations of any affiliate or subsidiary to it, all whether now owned or hereafter acquired by either Borrower or in which either Borrower may now have or may hereafter acquire any interest and all of its right, title and interest in and to all assets and properties in which it has been granted a security interest or lien to secure the payment of such indebtedness and obligations ("Accounts").

               (ii) Inventory. All inventories of every nature, whether presently existing or hereafter acquired or produced, wherever located, including, without limiting the foregoing, all goods intended for sale or to be furnished under contracts of service, all raw materials, work in process or materials used or consumed in either Borrower's business and all finished goods, any and all rejected or returned goods and all supplies, materials and products of every nature and description used or usable in connection with


                                       8.

the manufacture, packing, shipping, advertising, selling, leasing or furnishing of such goods and documents representing any of the same, all whether now owned or hereafter acquired or in which either Borrower may now have or may hereafter acquire any interest, and all goods now or hereafter held on consignment ("Inventory"). The security interest described herein continues in all collateral described in this Paragraph (except goods sold as provided in 9-307(1) of the Uniform Commercial Code as in effect in Connecticut) notwithstanding sale, exchange, or other disposition thereof by either Borrower.

               (iii) Equipment. All equipment, machinery, chattels, tools, dies, jigs, molds, parts, machine tools, small tools, perishable tools, furniture and fixtures, of every nature, whether presently owned and existing or hereafter acquired, wherever located, and all additions and accessories thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary to the operation and use of any or all of the foregoing, whether or not the same shall be deemed to be affixed to real property, and all rights under or arising out of present or future contracts relating to the foregoing; all whether now owned or hereafter acquired by either Borrower or in which either Borrower may now have or may hereafter acquire any interest and all whether now existing or hereafter arising ("Equipment"). The security interest described herein continues in all collateral described in this Paragraph notwithstanding sale, exchange or other disposition thereof by a Borrower.

               (iv) General Intangibles. All general intangibles (as that term is defined in the Uniform Commercial Code in effect in Connecticut) of every nature, whether presently existing or hereafter acquired, created, arising, or coming into existence, including, without limitation, tax refunds, any reversion of pension plan excess funding, patents, licensing agreements (except those licensing agreements under which either Borrower is the licensee that provide that either Borrower may not encumber, assign or sublicense its interest therein), royalty payments, deposits, copyrights, service names, service marks, logos, trademarks and the goodwill of the business enterprise and undertakings to which each of the service names, service marks, logos and trademarks relate.

               (v) Documents, Instruments, Chattel Paper. All documents, instruments and chattel paper (as those terms are defined in the Uniform Commercial Code in effect in Connecticut as of the date hereof) of every nature, all whether now owned or hereafter acquired by either Borrower or in which either Borrower may now have or may hereafter acquire any interest all whether now existing or hereafter arising.

               (vi) Records. All books, correspondence, credit files, records and other documents of every nature relating to any of the Collateral including, without limitation, all tapes, cards, discs,


                                       9.

cassettes, newspapers, documents and computer software in the possession or control of either Borrower, or any other Person, all whether now owned or hereafter acquired by either Borrower or in which either Borrower now has or may hereafter acquire any interest, and whether now existing or hereafter arising, and together with the irrevocable right to enforce in the name of either Borrower or otherwise any and all rights and remedies which such Borrower may now or hereafter have respecting service contracts or computer contracts with service bureaus or otherwise.

               (vii) Insurance Policies. All rights in, to and under policies of insurance, including claims or rights to payment and proceeds heretofore or hereafter becoming payable thereunder, with respect to the Collateral, all whether now owned or hereafter acquired by either Borrower or in which either Borrower may now have or may hereafter acquire any interest, all whether now existing or hereafter arising.

               (viii) Proceeds of Condemnation. All rights in, to and under, and claims or rights to payment and proceeds arising out of any present or future taking of any portion of the Collateral by any public or quasi-public governmental authority by way of condemnation or any other form of the exercise by such authority of its powers of eminent domain, or any conveyance in lieu thereof, all whether now existing or hereafter arising.

               (ix) Deposit Accounts, Etc. All presently existing or hereafter created deposit accounts, certificates of deposit, securities, acceptances, bonds and any evidence thereof and all instruments or documents relating thereto.

               (x) Proceeds and Products. All proceeds and all products of all Collateral described above and any collateral described in any financing statement filed in connection with the transaction contemplated hereby.

          (B) Financing Statements. At the request of the Agent, each Borrower shall execute and deliver to the Agent, at any time or times hereafter, all such financing statements, notices of assignment of accounts, agreements, instruments, documents, warehouse receipts, bills of lading, schedules of accounts assigned, mortgages and other written matter necessary or requested by the Agent to perfect or maintain perfected the security interest in the Collateral in favor of the Agent and the Banks.

     Each Borrower hereby irrevocably makes, constitutes and appoints the Agent (and all Persons designated by the Agent for that purpose) as such Borrower's true and lawful attorney and agent-in-fact to sign the name of such Borrower on any financing statement or other such document required under this paragraph and to deliver such financing statements or other documents to such Persons as the Agent, in its sole discretion, may elect. Each


                                       10.

Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

          (C) Perfection and Priority; Location of Collateral: Each Borrower represents and warrants that:

               (i) None of the Collateral is subject to any lien, security interest or other encumbrance, except as disclosed on Schedule 2.6 hereof or permitted by Section 4.1.

               (ii) The offices or locations where each Borrower keeps its Collateral and its books and records, including, without limitation, computer programs, printouts and other computer materials and records concerning the Collateral, are at the locations set forth on Schedule 1.2 attached hereto, and neither Borrower shall remove such books and records or the Collateral therefrom, except as permitted under Section 4.5 hereof, nor keep any of such books and records or the Collateral at any other office or location unless such Borrower gives written notice to the Agent of such removal and the new location of such books and records or the Collateral at least thirty (30) days prior thereto

               (iii) The addresses as specified on Schedule 1.2 include and designate each Borrower's chief executive office, principal place of business or other offices or places of business and are all of such Borrower's offices and places of business.

               (iv) Each Borrower shall advise the Agent of the opening of any new office or place of business or its closing of any existing office or place of business by written notice delivered to the Agent at least thirty (30) days prior thereto.

     1.3 Interest; Payments of Principal and Interest.

          (A) Advances. Advances from time to time outstanding under the Revolving Credit Facility shall bear interest at one or more of the following Interest Rate Options as selected by the Borrower requesting such Advance, subject to the terms thereof:

               (i) a variable rate per annum at all times equal to the Comparative Prime Rate. The interest rate on Prime Rate Advances shall change when and as the Comparative Prime Rate changes; or

               (ii) a fixed rate equal to the LIBOR Rate for the particular LIBOR Interest Period selected by the Borrower for such Advance or portion of such Advance; or


                                       11.

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               (iii) a fixed rate equal to the Acceptance Rate per annum for the particular Acceptance Rate Interest Period selected by Borrower for such Advance or portion of such Advance.

          (B) Unreimbursed Cash Draws Under Commercial L/C's, Standby L/C's and Unreimbursed Payment of Acceptances. Any payments made by the Agent or the issuing Bank under any Commercial L/C, standby L/C (including, without limitation, the Fleet Standby L/C) or Acceptance shall bear interest until reimbursed by Borrowers in full, at a rate which is three (3) percentage points per annum above the Comparative Prime Rate, said rate to change when and as said Comparative Prime Rate changes.

          (C) Notice of Interest Rate Option Election, Failure to Give Notice. Whenever a Borrower desires to elect, change or continue the Interest Rate Option on all or a portion of any Advance, such Borrower shall notify Agent thereof, which shall be confirmed by delivery to Agent of a written notice of interest rate option election with respect to: (i) LIBOR Advances no later than 11:00 A.M. at least three (3) London Business Days in advance of the proposed funding, change or continuation; and (ii) Comparative Prime Rate Advances and Acceptance Rate Advances no later than 10:00 A.M. on the same Business Day of the proposed funding, change or continuation. The notice of interest rate option election shall be irrevocable and shall specify: (a) the proposed date of change or continuation (which shall be a Business Day or a London Business Day, as applicable) and if such change or continuation relates to any amount bearing interest at the LIBOR Rate, the proposed date of change or continuation must be at least three (3) London Business Days following the date of such notice of interest rate option election; (b) the type of Advance (whether a Prime Rate Advance, LIBOR Advance, or Acceptance Rate Advance) and amount thereof affected;
(c) whether such interest rate change or continuation is to consist of LIBOR Advances or Prime Rate Advances or a combination of any thereof; and (d) the Interest Periods therefor, if applicable.

     If an Advance shall be outstanding for which a Borrower has not elected an Interest Rate Option, or if at the termination of any Interest Period, such Borrower fails to submit a notice of interest rate option election to convert or to continue any outstanding Advance, then such Advance, regardless of the dollar amount, shall automatically be and become a Prime Rate Advance as of the applicable date for determining an interest rate with respect thereto.

     Upon the expiration of any Interest Period applicable to a LIBOR Advance or any Acceptance Rate Advance, such Advance shall be deemed repaid and reborrowed upon the submission to Agent of a properly completed and executed Notice of Interest Rate Option Election pertaining thereto as provided in this Section and the succeeding Interest Period of such continued Advance shall commence


                                       12.

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on the first (1st) day of the Interest Period of the Advance deemed to be reborrowed and continued.

     A LIBOR Advance or an Acceptance Rate Advance may be converted into a Prime Rate Advance only on the expiration date of an Interest Period applicable thereto, except that no outstanding Advance may be continued as, or converted into, a LIBOR Advance or continued as an Acceptance Rate Advance, nor shall the Borrowers have the right to elect an Interest Rate Option, when any Event of Default, or any event which with the passage of time or giving of notice, or both, would become an Event of Default, has occurred and is continuing.

          (D) Availability of LIBOR Rate. Upon request, the Agent shall give the Banks and the Borrowers prompt notice of its determination of the then current LIBOR Rate and, absent manifest error, each such determination of such rates by the Agent shall be conclusive and binding for all purposes hereof.

               (i) If a Borrower requests that all or any portion of the Advances bear interest at the LIBOR Rate and (a) the Agent or any of the Banks determines that, by reason of circumstances affecting the interbank Eurodollar market generally, deposits in U.S. Dollars (in the applicable amounts) are not being offered to banks in the interbank Eurodollar market for the selected Interest Period, or (b) Banks holding in the aggregate a majority of the Pro Rata Shares shall certify that the LIBOR Rate does not accurately reflect the cost to such Bank of making or maintaining LIBOR Advances for the Interest Period, then Agent shall forthwith give notice thereof to the Borrowers, whereupon, (1) the obligation of Agent to permit the Advances to bear interest at the LIBOR Rate shall be suspended so long as such circumstances exist, and
(2) the Borrowers shall convert the interest rates on the applicable portions of the outstanding Advances to the Comparative Prime Rate for the current Interest Period. Such suspension shall continue until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist.

               (ii) If, after the date of this Agreement, the adoption of or any change in rules, or change in the interpretation or administration thereof, by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Banks with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank to make or maintain or fund Advances at the LIBOR Rate or at the Acceptance Rate, the interest rates on the applicable portions of the outstanding LIBOR Advances and Acceptance Rate Advances shall be deemed to have been converted to the Comparative Prime Rate, on either (a) the last day of the then current Interest Period if all Banks may lawfully continue to maintain loans at the LIBOR Rate or the Acceptance Rate to such


                                       13.

day, or (b) immediately if any Bank may not lawfully continue to maintain advances at the LIBOR Rate or the Acceptance Rate and the Borrowers shall have no further right to obtain LIBOR Advances or Acceptance Rate Advances hereunder, as the case may be.

               (iii) Promptly upon notice from the Agent to Borrowers, Borrowers will pay, prior to the date on which penalties attach thereto, the Eurodollar Rate Tax. Promptly after the date on which payment of any such Eurodollar Rate Tax is due pursuant to applicable law, Borrowers will, at the request of Agent, furnish to the Banks evidence, in form and substance satisfactory to Agent, that Borrowers have met their obligation under this subsection. Borrowers will, jointly and severally, indemnify each Bank against, and reimburse each Bank on demand for, any Eurodollar Rate Tax, as determined by such Bank in its good faith discretion. Such Bank shall provide Borrower with appropriate receipts for any payments or reimbursements made by Borrower pursuant to this subsection. A certificate of the Agent (or a Bank) as to any amount payable pursuant to this Section shall, absent manifest error, be final, conclusive and binding on all parties hereto.

               (iv) Upon notice to Borrowers from a Bank, the Borrowers shall pay to the Agent for the account of such Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, liability or expense incurred as a result of (a) any repayment of a LIBOR Advance or Acceptance Rate Advance on a date other than the last day of the Interest Period for such LIBOR Advance or such Acceptance Rate Advance, including, but not limited to that resulting from acceleration of all amounts outstanding under the Revolving Credit Facility following the occurrence of any Event of Default or (b) any failure by the Borrowers to borrow or convert or prepay, as the case may be, a LIBOR Advance or Acceptance Rate Advance on the date for borrowing or conversion or prepayment, as the case may be, which is specified in the notice of interest rate option election.

          (E) Repayment of Prime Rate Advances; Prepayment Premium For LIBOR Advances and Acceptance Rate Advances. Prime Rate Advances may be repaid at any time without premium.

     LIBOR Advances and Acceptance Rate Advances may be prepaid prior to the expiration date of an Interest Period applicable thereto only upon payment by the Borrowers to Agent on behalf of the Banks of the Prepayment Premium.

     Notwithstanding the foregoing, no amount so prepaid may be reborrowed at the LIBOR Rate or Acceptance Rate accruing on such Advance prior to the last day of the Interest Period pertaining to the Advance prepaid. Said prepayment shall be irrevocable once either Borrower has notified Agent of such prepayment and Borrower will reimburse the Agent and each Bank for any and all loss, cost,


                                       14.

liability and expense incurred by Agent or such Bank in the event that Borrowers for any reason do not make such prepayment.

     A determination by Agent as to the amounts payable pursuant to this Subsection shall be conclusive absent arithmetical error.

          (F) Payment. Subject to the provisions of Section 1.3(H) with respect to mandatory prepayments, payments of principal shall be in the minimum amount of $500,000 with respect to each such principal payment.

     Interest on all outstanding Prime Rate Advances shall be payable by Borrowers monthly on the first (1st) day of each calendar month for interest accrued during the preceding month on the Advances at the rate or rates of interest applicable during said preceding month. Interest on LIBOR Advances shall be payable by the Borrowers on the last day of the applicable Interest Period with respect to each such Advance. Interest on Acceptance Rate Advances shall be prepaid by deduction from the proceeds of such Acceptance Rate Advance at the time such Acceptance Rate Advance is made. In the event that a Bank receives a payment after 11:00 A.M. on any Business Day, such payment shall not be credited until the following Business Day. Interest shall be computed using a per diem rate which shall be a fraction, the numerator of which shall be the rate of interest calculated in accordance with Section 1.3(A) or (B) above and the denominator of which shall be three hundred sixty (360), multiplied by the actual number of days elapsed. Interest payments shall be withdrawn directly from a Borrower's accounts maintained with the Agent and in the event funds are not available in such accounts such payments, will be paid, subject to availability hereunder, by an Advance under the Revolving Credit Facility. Each Borrower hereby consents to any and all such withdrawals, Advances and payments by any other means availed of by Agent and the Banks and further consents to payments of interest on any of the outstanding Advances by such withdrawals or Advances. In the event any payment of principal or interest shall be returned unpaid for any reason, any credit given on account of such payment shall be deleted, interest shall accrue retroactively to the date such credit was given and such payment shall be deemed, for all purposes under this Agreement, never to have been made. Any interest not paid as aforesaid may, in the Bank's sole discretion, accrue and be added to the principal and continue to bear interest at the highest rate being borne by such principal.

          (G) Receipt of Payments; Lock Box. Immediately upon the execution of this Agreement, each Borrower shall establish a post office box for the deposit of all monies, checks, notes, drafts, and other payments relating to, or as proceeds of, the Collateral, and, to the extent it has not yet done so, each Borrower shall advise all of its account debtors and all other persons making payment to it to forward all payments directly to


                                       15.

such post office box. Each Borrower shall enter into a lock box agreement with the Agent which shall provide that all payments which are received in the post office box shall be immediately deposited to an account with the Agent and such payments shall be applied by the Agent on account of sums outstanding under the Revolving Credit Facility when such funds become available to the Agent through the Federal Reserve System, provided that application of said amount against such sums shall be subject to reversal until all checks, drafts or other instruments comprising said sum have actually been collected by the Agent. Notwithstanding anything herein to the contrary, all such items or payments shall, solely for purposes of determining the occurrence of an Event of Default, be deemed received upon the actual receipt by the Agent, unless the same is subsequently dishonored for any reason whatsoever.

     Each Borrower hereby irrevocably authorizes the Agent, now and at any time or times hereafter, to (i) open such Borrower's mail and collect any and all amounts due to such Borrower from account debtors, and (ii) direct such account debtors to make all payments due from them to the Borrower directly to the lock box account.

          (H) Mandatory Prepayments of Sums Outstanding Under the Revolving Credit Facility. Sums outstanding under the Revolving Credit Facility shall be subject to mandatory prepayment to the extent, at the time, and under the circumstances hereinafter set forth:

          (i) When, and to the extent that, there exists an Overadvance (other than a Seasonal Overadvance);

          (ii) When, and to the extent that, the aggregate outstanding balance of Advances and Acceptances exceeds the applicable Direct Loan Sublimit;

         (iii) When, and to the extent that, the Seasonal Overadvance outstanding on any date exceeds the amount of the Seasonal Overadvance permitted on such date;

          (iv) Upon demand, any of the sums coming due under Section 13 hereof;

          (v) Upon receipt by the Agent of collections of any proceeds of (i) the Collateral, or (ii) the Assignment, to the extent of such collections; provided, however, that if a mandatory prepayment under this clause (v) would result in the prepayment of a LIBOR Loan or an Acceptance Rate Loan, the Agent shall not apply such collections in prepayment of such LIBOR Loan or Acceptance Rate Loan but instead shall hold such collections as additional Collateral until the maturity of such LIBOR Loan or Acceptance Rate Loan; and


                                       16.

          (vi) Acceptance Rate Advances shall be payable upon the maturity of the Acceptance giving rise to such Acceptance Rate Advance.

          (I) Default Rate. Upon the occurrence of an Event of Default, the interest rate accruing and payable from and after such Event of Default shall be a variable rate (the "Default Rate") equal to three hundred (300) Basis Points per annum above the Comparative Prime Rate which rate shall change when and as said Comparative Prime Rate changes.

          (J) Late Payment Charge. If any payment required under the Loan Agreement or the Revolving Credit Note shall remain in arrears and unpaid for a period of ten (10) days after the same shall become payable, the Borrowers shall pay to the Agent the additional sum of five (5%) percent of the amount of such payment to cover the additional expense of handling such late payment (the "Late Payment Charge"). The assessment and collection of a Late Payment Charge shall not constitute a waiver of any Event of Default which results from such late payment.

          1.4 Telephone Instructions, Requests for Advances, Minimum Advances; Drawing on L/C Deemed to be a Request for an Advance. Each Borrower may from time to time request, instruct or authorize Agent, by a telephone transmission from anyone purporting to be David A. Beckerman, John M. Tucker, John C. Warfel, Lawrence C. Longo, Sean Smith or Dennis Caffrey (or such other person as the Borrowers may hereafter designate, in writing), to take or refrain from taking certain action hereunder, including, but not limited to, requesting Advances. Each Borrower specifically agrees that Agent and the Banks shall not be required to but shall be entitled to rely on such telephone instructions and that the Borrowers shall be bound thereby. Promptly following such telephone instructions, the Borrowers shall provide to Agent such documentation respecting each request for an Advance, as the Agent shall require.

     With respect to LIBOR Advances, the Borrower requesting such Advance shall notify Agent no later than 11:00 A.M. at least three (3) London Business Days in advance of the proposed funding date set forth in the Request for Advance, which funding date must be a Business Day and a London Business Day. Each request for a LIBOR Advance must be for an amount not less than $3,000,000 and in increments of $500,000 in excess of said amount. With respect to Prime Rate Advances and Acceptance Rate Advances, the Borrower requesting such Advance shall notify the Agent no later than 10:00 A.M. on the same Business Day on the proposed Funding Date.

     With respect to the issuance of any Commercial L/C, the Borrower requesting the issuance of such Commercial L/C shall notify the Agent on or before the Business Day on which such Commercial L/C is to be issued.


                                       17.

     In the event of a drawing upon a Commercial L/C, a standby L/C or the Fleet Standby L/C which is not immediately reimbursed by the Borrowers, such event shall be deemed to be a request by the Borrowers for a Prime Rate Advance under the Revolving Credit Facility.

          1.5 Funding. The obligation of the Agent to make any Advances or issue any Commercial L/C or Acceptance is subject to the conditions precedent that:
(a) no event has occurred which would constitute an Event of Default; (b) no event has occurred which but for the passage of time or giving of notice would constitute an Event of Default; (c) all representations and warranties contained in this Agreement are correct as though made on and as of the date of such Request for Advance, except that the representations and warranties contained in
Section 2.4 shall be deemed to apply to the most recent financial statements theretofore furnished by the Starter to the Agent and the Banks. Upon receipt of the telephone instructions and Request For Advance pursuant to Section 1.4, the Agent shall promptly notify each Bank by telephone (confirmed in writing by mail or by facsimile) of the proposed Advance. Except as otherwise provided in the Intercreditor Agreement with respect to Prime Rate Advances, not later than the close of business on the Funding Date specified in the Request For Advance, each Bank shall wire transfer, to the account designated by the Agent, an amount in immediately available funds equal to the amount of each Bank's Pro Rata Share of the Advances to be made to Borrower on such Funding Date.

     Each Bank absolutely, unconditionally and irrevocably agrees that it shall make the amount of its Pro Rata Share of the Advance available to the Agent in immediately available funds at the office of the Agent located at 127 Church Street, New Haven, Connecticut 06510 at the time set forth above on the Funding Date except as otherwise provided in the Intercreditor Agreement with respect to Prime Rate Advances. Unless the Agent shall have been notified by any Bank prior to any Funding Date in respect of any Advances that such Bank does not intend to make available to the Agent such Bank's Pro Rata Share of the Advance on such Funding Date, except as otherwise provided in the Intercreditor Agreement with respect to Prime Rate Advances, the Agent may assume that such Bank has made or, in the case of a Prime Rate Advance, will make, such amount available to the Borrower requesting such Advance on such Funding Date, except as otherwise provided in the Intercreditor Agreement with respect to Prime Rate Advances, and the Agent in its sole discretion may, but shall not be obligated to, make available to such Borrower a corresponding amount on such Funding Date by depositing the proceeds thereof in the designated account which the Borrower requesting such Advance maintains with the Bank of Boston. If, following notification by the Agent of a request for Advance under the Revolving Credit Facility, any Bank's Pro Rata Share is not in fact made available (either by a wire transfer to the Agent or otherwise) to the Agent by such Bank, the Agent shall not be


                                       18.

required to advance to the Borrower requesting such Advance on the Funding Date any amount not made available to the Agent by a Bank; provided, that if the Agent (or any other Bank) advances to a Borrower on the Funding Date any amount not made available by a Bank, such amount shall be deemed to be an Advance hereunder which the Borrowers are obligated to repay as set forth under this Agreement, and Agent shall be entitled to recover such corresponding amount on demand from such Bank, together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent at the daily average Federal Funds Effective Rate for such period plus one (1%) percent. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrowers and the Borrowers shall immediately pay such corresponding amount to the Agent, together with interest at the interest rate option chosen by Borrower for such Advance. If such Advance was in the form of a LIBOR Advance, any Prepayment Premium payable under Section 1.3(E) with respect to such Advance shall be paid by the Bank which failed to fund its Pro Rata Share of such Advance.

          1.6 Insurance on the Life of Beckerman. Starter has previously delivered to Agent, as agent for the Banks, a collateral assignment to the Banks of a life insurance policy on Beckerman's life, which policy is in the amount of $5,000,000, (the "Assignment") to secure Borrowers' obligations hereunder. The Assignment has been executed by the owners of the insurance policy referred to therein, names Agent, as agent for the Banks, as Beneficiary and bears evidence on its face that the assignment has been recorded in the home office of the issuer of such policy. In addition, the Borrowers shall cause Beckerman to deliver to Agent the actual policy so assigned.

          1.7 Assignments of Leases of Premises. Each Borrower has delivered or is simultaneously herewith delivering to Agent certified copies of its leases of its various business premises and an assignment of such Borrower's interest as tenant respecting each such lease consented to by the landlord thereunder. In addition, if either Borrower leases any additional premises, as tenant, such Borrower shall promptly execute and deliver to the Agent an assignment of such lease as further security for the Liabilities.

          1.8 L/C Agreement. In addition to all of the terms hereof, the Borrowers have entered into the L/C Agreement with The First National Bank of Boston pertaining to the issuance of Commercial L/C's, a copy of which is attached hereto as Schedule 1.8. Any and all Commercial L/C's and Acceptances issued by The First National Bank of Boston or any of its overseas or domestic affiliates for the account of either Borrower shall be issued upon and shall be subject to the terms of the L/C Agreement as well as the terms hereof and the terms of such other instruments and documents as may be required by The First National Bank of Boston


                                       19.

or the Agent in connection with the issuance of any Commercial L/C and/or Acceptance. All of the terms and conditions of the L/C Agreement are hereby incorporated herein by reference as though fully set forth herein.

          1.9 Assignment of Trademark Rights. (i) As further security for the payment of the Liabilities, Starter has executed and delivered to the Agent a Collateral Assignment of Trademarks dated March 30, 1995, which has been recorded with the Patent and Trademark Office. Starter hereby confirms that the Collateral Assignment of Trademarks shall be and remain in full force and effect in favor the Agent and the Banks, and all references therein to the Loan Agreement, the Revolving Note or the Liabilities shall be deemed to apply and refer to this Agreement and the Revolving Note and the liabilities as defined herein. In addition, Starter Galt shall execute and deliver to the Agent a Collateral Assignment of Trademarks to be recorded with the Patent and Trademark Office.

     (ii) In connection with the foregoing Collateral Assignment of Trademarks, each Borrower hereby warrants that: the Trademarks set forth in Schedule 1.9) are a true and complete list of all trademark applications for registrations of trademarks and trademark registrations now owned by either Borrower (the "Trademarks"); the Trademarks are subsisting and have not been ruled or declared invalid or unenforceable; to the best of each Borrower's knowledge, each of the Trademarks are valid and enforceable and there is no litigation or proceeding pending or threatened concerning the validity or enforceability of the Trademarks; to the best of each Borrower's knowledge, no claim has been made that the use of any of the Trademarks violates or may violate the rights of any third person; each Borrower is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Trademarks identified as being owned by such Borrower with the exception of nonexclusive license in certain of the Trademarks in favor of those entities set forth in
Schedule 1.9; neither Borrower has any trademarks registered with any foreign or state office, official or authority of any sort except as set forth in Schedule 1.9; each Borrower has used or will continue to use the proper statutory notice in connection with its use of the Trademarks; each Borrower will use consistent standards of quality and manufacturing of products sold under the Trademarks; each Borrower has the unqualified right to enter into the Collateral Assignment of Trademarks to which it is a party and perform its terms and has entered or will enter into written agreements with each of its present and future employees, agents, consultants, licensors and licensees which will enable it to comply with the covenants provided therein; the Collateral Assignment of Trademarks, together with the Agreement, will create in favor of Agent and the Banks a valid and perfected first priority security interest in the Trademarks upon the filing of the financing statements with the Connecticut Secretary of State under the Uniform Commercial Code contemplated by this Agreement and the


                                       20.

filing of the Collateral Assignment of Trademarks with the Patent and Trademark Office; and except for the filing of financing statements with the Connecticut Secretary of State under the Uniform Commercial Code and the recording of the Collateral Assignment of Trademarks with the Patent and Trademark Office, no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority, agency or office is required either (1) for the grant by each Borrower or the effectiveness of the security interest and assignment granted hereby or for the execution, delivery and performance of the Collateral Assignment of Trademarks by such Borrower, or (2) for the perfection of or the exercise by Agent of any of its rights and remedies hereunder or under the Collateral Assignment of Trademarks which are registered with the Patent and Trademark Office or any foreign or state governmental or regulatory authority, agency or office.

          1.10 Stock Pledge. As further security for the Liabilities, Starter has executed a pledge agreement in favor of the Agent and the Banks pledging to the Agent and the Banks 51% of the voting stock of Starter Europe, B.V., and Starter has also executed and delivered a pledge agreement pledging to the Agent and the Banks 25.5% of the voting stock of Fair Stock Limited d/b/a Starter Far East, Ltd, and Starter caused Starter Europe B.V. to execute and deliver a pledge agreement pledging to the Agent and the Banks 25.5% of the voting stock of Fair Stock Limited d/b/a Starter Far East, Ltd.; provided, however, that it is the intention hereof that the ownership interest of the Agent and the Banks in Fair Stock Limited d/b/a Starter Far East, Ltd shall not exceed 51%.

     Section 2. Representations and Warranties.

     The Borrowers hereby represent and warrant to the Agent and each of the Banks that:

          2.1 Incorporation and Qualification. Each Borrower is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, has the corporate power to own its properties and conduct its business, as presently conducted, and is duly qualified, or shall qualify as and when necessary, to do business in each jurisdiction wherein the nature of the business conducted by it or the property owned or held under lease by it makes such qualification necessary including without limitation the States listed on
Schedule 2.1 attached.

          2.2 Capitalization, Business and Subsidiaries. Except as set forth on
Schedule 2.2, and except that all of the issued and outstanding stock of Starter Galt is owned by Starter, neither Borrower owns stock of any other corporation, active or inactive. The information set forth on Schedule 2.2 attached with respect to (i) each Borrower's authorized, issued and outstanding capital


                                       21.

stock, all of which stock has been duly authorized and validly issued and is fully paid and non-assessable, (ii) the beneficial and legal holdings of David
A. Beckerman of the stock of Starter, (iii) each Borrower's principal and other places of business, (iv) the place where the inventories, equipment and records of accounts of each Borrower are kept, and (v) the present business activities and status of each Borrower, is complete and accurate. Except as set forth on
Schedule 2.2, Borrower has any place of business nor maintains or stores any Material Assets at any location, including without limitation, inventory at a vendor or subcontractor, other than (i) inventory which is located at the vendors or subcontractors set forth on Schedule 2.2 attached; (ii) inventory which is temporarily warehoused upon its importation; and (iii) inventory having a value not to exceed $10,000,000 which is located with a vendor or subcontractor for up to forty-five (45) days in connection with a special event.

          2.3 Corporate Authorization. Each Borrower has the corporate power to execute, deliver and carry out the terms and provisions of this Agreement and the other Documents to which it is a party and has taken all necessary corporate and legal action with respect thereto and this Agreement and such other Documents to which it is a party have been duly authorized, executed and delivered by such Borrower and each constitutes its valid, legal and binding agreement and obligation enforceable in accordance with the terms thereof and the Agent is entitled to the benefits thereof in accordance with such terms.

          2.4 Financial Statements. There have been furnished to the Agent and each of the Banks the consolidated financial statements of Starter and its consolidated subsidiaries described or referred to in Schedule 2.4 attached. The consolidated financial statements, including the comments and notes contained therein, fairly present the financial position of Starter and its consolidated subsidiaries as of the date thereof and the results of its operations for the period purported to be covered thereby. The consolidated financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout all periods involved, subject, in the case of unaudited statements, to normal year-end audit adjustments. The projections set forth in Schedule 2.4 represent management's best estimate of the anticipated financial condition of the Borrowers as set forth therein based on the assumptions set forth therein.

          2.5 Indebtedness. Neither Borrower has any outstanding Indebtedness, except for liabilities to trade creditors incurred in the ordinary course of business and except as described or set forth in Schedule 2.5 attached, and has materially performed and complied with all of the terms of such Indebtedness and all instruments and agreements relating thereto and no default exists as of the date hereof or would after notice or lapse of time, or


                                       22.

both, exist with respect to any such Indebtedness, instruments or agreements.

          2.6 Title to Properties and Assets; Liens, Etc. Each Borrower has good and marketable title to its properties and assets, free and clear of any mortgage, pledge, lien, lease, encumbrance or charge, other than those existing in favor of the Agent on behalf of the Banks, those set forth on Schedule 2.6 attached and other than those permitted under Section 4.1. No financing statement under the Uniform Commercial Code which names either Borrower as a debtor has been filed in any state or other jurisdiction which has not been terminated and neither Borrower has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, other than (i) in favor of Agent or the Banks in connection with this Agreement, (ii) the L/C Agreement, (iii) as set forth on Schedule 2.6 attached, and (iv) financing statements executed by Starter Galt in favor of First Union which will be assigned by First Union to the Agent. No material portion of the equipment of either Borrower was purchased as used equipment and none of the equipment of either Borrower has been relocated within the past four
(4) months, except as disclosed on Schedule 2.6. Neither Borrower is a party to any consignment agreement, except as described in Schedule 2.6 attached.

          2.7 Patents, Trademarks, Etc. Each Borrower owns or holds licenses for the use of or has the right to use all patents, trademarks, service marks, trade names, copyrights and rights necessary for the conduct of its business as now conducted and as contemplated, including those Material License Agreements identified in Schedule 2.7 attached (the "Intellectual Property").

          2.8 Litigation, Etc. Except as set forth in Schedule 2.8 attached, there are no actions, proceedings or investigations pending against either Borrower or to the knowledge of the Borrowers threatened (or any basis therefor known to it) which, either in any case or in the aggregate, might result in any material adverse change in its business, prospects, profits, properties, liabilities, operations or conditions (financial or otherwise), of either Borrower, or which might materially adversely affect a Borrower's ability to perform this Agreement or any other Documents executed by it.

          2.9 Changes in Condition. Since the date of the financial statements referred to in Schedule 2.4, there has been no material adverse change, by reason of any matter or cause whatsoever, in the business, prospects, profits, properties, liabilities, operations or condition (financial or otherwise) of either Borrower.

          2.10 Tax Returns and Payments. All tax returns and reports required by law to be filed by either Borrower have been


                                       23.

duly filed and all taxes, assessments, fees and other governmental charges (U.S., foreign, state or local or other) upon it or upon any of its properties, assets, income or franchises, which are due and payable, have been paid. The reserves on the books of each Borrower, in respect of taxes for all fiscal periods to date, are adequate. The Federal and State income and payroll tax returns of each Borrower have been examined and reported on by the taxing authorities or closed by applicable statutes and satisfied for all fiscal years prior to and including the fiscal years set forth in Schedule 2.10 attached.

          2.11 Governmental Consents, Etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority, federal, foreign or other, is required in connection with the execution and delivery of this Agreement or the Documents by either Borrower or the consummation by either Borrower of any transaction contemplated hereby or thereby. All contracts between either Borrower and the United States Government (including, without limitation, the Department of Defense) are listed on
Schedule 2.11.

          2.12 Compliance with Instruments, Charter and Law. Each Borrower is in compliance with, and neither Borrower is in violation or default of, any material term or provision of (i) its Certificate of Incorporation or by-laws,
(ii) any loan agreement, debt instrument, mortgage or indenture, (iii) any other material contract, agreement or instrument, including, without limitation, any Material Licensing Agreement, (iv) any judgment, decree or order or statute, rule or regulation, (v) any licensing or governmental requirement, (vi) any state or federal environmental act, or (vii) ERISA. The execution and delivery and performance and compliance with this Agreement and any of the other Documents will not result in any such violation or default by either Borrower or be in conflict with any such term or provision or result in the creation of any mortgage, lien, encumbrance or charge upon any of its properties or assets except as provided in this Agreement and there is no such term or provision which materially adversely affects or in the future may (so far as it can now foresee) materially adversely affect the business, prospects, profits, properties, liabilities, operations or condition (financial or otherwise) of either Borrower or the ability of either Borrower to perform this Agreement or any of the other Documents executed by it.

          2.13 Solvency. Each Borrower is solvent, having assets of a fair market, going concern value (taken as a whole) which exceeds the amount of its liabilities, and is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is engaged and is about to engage.


                                       24.

          2.14 Change of Name, Etc. Except as set forth on Schedule 2.14 attached, Borrower has not, within five (5) years, changed its name or been a party to any consolidation or merger.

          2.15 No Event of Default. No Event of Default, or event or condition which, with the passage of time or giving of notice, or both, might become an Event of Default, hereunder, has occurred or exists.

          2.16 Management Agreements. Neither Borrower is a party to any written executive employment, management or consulting agreement, except as described in
Schedule 2.16 attached.

          2.17 Securities Law Compliance. Each Borrower is and will remain in full compliance with all federal, state and local securities laws, rules, regulations, and orders including, but not limited to the Securities Exchange Act of 1934, the Securities Act of 1933, securities exchange rules and regulations and all state "blue-sky" laws, so called. Each Borrower has timely complied with all applicable requirements of the Securities and Exchange Commission, state securities administrators, securities exchange authorities, and all other necessary and appropriate authorities.

          2.18 Full Disclosure. The financial statements, referred to in Section
2.4 hereof do not, nor does this Agreement or any Schedule hereto or any other Document, certificate or statement furnished to Agent or any Bank by either Borrower (or on its behalf) in connection with this Agreement, contain any untrue statement of a material fact or omit to state a fact necessary in order to make the statements contained therein and herein not misleading. There is no fact which materially adversely affects or in the future may (so far as it can now foresee) materially and adversely affect the business, prospects, profits, properties, liabilities, operations or condition (financial or otherwise) of either Borrower or the ability of either Borrower to perform this Agreement or any other Document executed by it, which has not been set forth or referred to herein or in a certificate or statement furnished to the Agent or any Bank by it.

          2.19. ERISA. Neither Borrower maintains any Pension Benefit Plan or Welfare Benefit Plan, as defined in ERISA, which is subject to the minimum funding requirements of ERISA.

     Section 3. Affirmative Covenants.

     The Borrowers jointly and severally, covenant and agree that, so long as there is outstanding any amount under the Revolving Credit Facility or any availability under the Revolving Credit Facility if no such outstanding balance exists, and so long as any Commercial L/C's, standby L/C's or Acceptances remain outstanding, the Borrowers will comply or cause compliance with the following provisions:


                                       25.

          3.1 Punctual Payment. The Borrowers will duly and punctually pay all payments of principal, interest and all charges which are owing by it in accordance with the provisions hereof and of the other Documents.

          3.2 Prompt Payment of Taxes, Mortgages, Leases and Indebtedness. The Borrowers will promptly pay and discharge, or cause to be paid and discharged, on or prior to the date when due (unless contested in good faith and unless reserves against the payment of which, satisfactory to Agent and the Banks, are deposited with Agent), all lawful taxes, assessments and governmental charges or levies imposed upon its assets owned by it or in which it has an interest or upon the business premises or the income, profits, property or business of either Borrower or any of its Subsidiaries or upon any of its other assets. The Borrowers will promptly pay or cause to be paid when due (or in conformity with customary trade terms) all other Indebtedness of itself incident to the operations of either Borrower and the Borrowers will promptly pay and perform all obligations under leases of real and personal property and under material contracts and will promptly notify Agent and the Banks of any default or notice of alleged default received with respect to any such Indebtedness, lease or contract.

          3.3 Compliance with Law, Conduct of Business. Each Borrower will conduct its business and maintain and operate its properties and assets all in material compliance with applicable federal, state, and local laws, judgments, decrees, orders, statutes, rules and regulations, including, but not limited to, the Federal Fair Labor Standards Act, state and federal environmental regulations, regulations of the Occupational Safety and Health Administration. Each Borrower will do all things necessary to preserve, renew and keep in full force and effect in good standing its corporate existence, qualification and any franchises, licenses, patents, trademarks and items necessary to continue its business, including without limitation the Intellectual Property. Each Borrower shall qualify to do business in each jurisdiction in which such qualification is required. Each Borrower will maintain its properties and assets in good order and repair.

          3.4 Insurance. Each Borrower will maintain, with insurers satisfactory to Agent and the Banks, insurance with respect to the Collateral which is owned by it or in which it has an interest or which is in transit to it or its customers and its other properties and business against loss or damage to the extent that property of similar character is usually so insured by other companies engaged in a similar business. Without limiting the foregoing, such insurance shall include (A) public and product liability insurance in such amounts and covering such risks, as the Banks may reasonably require, (B) all worker's compensation and other employees' liability insurance as may be required by law, (C) insurance with respect to items of the Collateral constituting


                                       26.

tangible personal property and fixtures, and with respect to its other properties both real and personal, to the full extent of the insurable value thereof, and covering such risks, as Agent may reasonably require, and (D) business interruption insurance in amounts sufficient to cover the reasonable needs of each Borrower's business during periods of partial or complete interruption of such Borrower's business. All of each Borrower's property insurance policies with respect to items of the Collateral shall contain loss payable and/or mortgagee clauses in form and substance satisfactory to Agent, naming Agent as agent for the Banks as loss payee and/or mortgagee, and providing (i) that all proceeds thereunder respecting claims in excess of $500,000.00 shall be payable directly to Agent, (ii) that such insurance shall not be affected by any act or neglect of the insured or owner of the property described in said policy, or by a change in title or ownership in the property described in said policy, and (iii) that such policy and loss payable clause may not be cancelled, amended or terminated (including, without limitation, for non-payment of premium) unless at least thirty (30) days' prior written notice thereof has been given to Agent. Upon request of Agent or any Bank, each Borrower will furnish to Agent and the Banks evidence of the insurance at the time in force pursuant to this Section 3.4, specifying the amount and character of coverage, identifying the insurers and certifying as to no default in the payment of current premiums thereon and will furnish Agent with original or duplicate original copies of all policies. With respect to claims under any such policies of $500,000.00 or more (a "Substantial Claim"), no settlement shall be entered into by either Borrower without the consent of Agent, which shall not be unreasonably withheld. With respect to the proceeds of any Substantial Claim, all insurance proceeds received by Agent may, in Agent's sole discretion, be retained by Agent for application to the payment of any of the principal, whether or not due, or interest or such other obligation or Indebtedness which constitutes all or any part of the Borrowers' obligations under the Revolving Credit as well as any expenses relating thereto as Agent may determine, in its sole discretion.

          3.5 Financial Statements and Other Information. The Borrowers will deliver or cause to be delivered to Agent and each Bank:

               (i) As soon as available, and in any event within forty-five (45) days after the end of each of the first three calendar quarters in each year, Starter shall submit financial reports for such quarter on a consolidated basis, which reports may be internally prepared by management but shall be prepared in accordance with GAAP, containing a balance sheet as of the last day of such quarter and an income statement for such quarter and statement of cash flow for such quarter and for the portion of Starter's fiscal year then elapsed, together with the corresponding information for the same period of the prior fiscal year in a comparative format. Such quarterly financial statements


                                       27.

shall be a accompanied by a certificate signed by the Chief Financial Officer of Starter stating that Starter is in compliance with all covenants and agreements under this Agreement or otherwise related to the Revolving Credit Facility. If Starter is not in compliance with all such covenants or agreements, the violations of such covenants and agreements shall be set forth in detail and the action Starter intends to take with respect thereto, shall be set forth in reasonable detail. Such quarterly financial statements shall be accompanied by management prepared consolidating financial statements for the same period.

               (ii) As soon as available, and in any event, not later than twenty (20) days after the end of each calendar month other than March, June, September and December, Starter will provide to the Agent and the Banks financial statements on a consolidated basis, which financial statements may be internally prepared, but shall be prepared in accordance with GAAP, and which shall include, in such form as the Agent shall reasonably require, income statement, balance sheet and cash flow statement.

               (iii) As soon as available, and in any event within twenty (20) days after the end of each calendar month the Borrowers shall provide to the Agent and the Banks a report, in such form as the Agent may require, showing the backlog of orders and inventory on hand for each Borrower as of the last day of the month for which the report is prepared.

               (iv) As soon as available, and in any event not later than the third (3rd) Business Day of each week, the Borrowers shall submit to the Agent and each of the Banks, a Borrowing Base Certificate dated as of the last Business Day of the preceding week, in form satisfactory to the Agent, detailing Eligible Accounts and Eligible Inventory.

               (v) As soon as available, but in any event not later than twenty
(20) days following the end of each calendar month, the Borrowers shall submit to the Agent and each of the Banks a Borrowing Base Certificate, in such form as the Agent shall require detailing Eligible Accounts and Eligible Inventory as of the end of such month, a detailed aging and reconciliation of accounts, and a listing of type, cost and quantity of raw materials, work-in-progress and finished goods.

               (vi) On the first Business Day of each month, the Borrowers shall provide to the Agent and the Banks a projected cash flow forecast and projected borrowing base for the current month and the following month, in such form as the Agent shall require.

               (vii) As soon as available and in any event not later than forty-five (45) days after the end of each of the first three calendar quarters of each fiscal year, Starter shall


                                       28.

provide to the Agent and Banks a copy of the Form 10Q submitted by Starter, as of the end of each such period, to the United States Securities and Exchange Commission, which copy shall be duly certified by the Chief Financial Officer of Starter as having been prepared in accordance with the requirements of the United States Securities and Exchange Commission and in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 2.4 hereof and fairly presenting the financial position and results of operations of Starter and its consolidated subsidiaries, on a consolidated basis, for such period, together with a statement of such effect that in the course of the preparation of such reports said Chief Financial Officer has gained no knowledge that an Event of Default, or an event which, with notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing or, if, in the opinion of said Chief Financial Officer, an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof and the action which Starter proposes to take with respect thereto (the provision for such a statement herein shall in no way be construed as a consent to the existence of such an Event of Default nor the granting of time to cure). Such certification of the Chief Financial Officer of Starter shall also set forth computations in reasonable detail, as of the end of such period, demonstrating Starter's compliance with all of the financial performance criteria set forth in Section 3.7 hereof.

               (viii) As soon as available and in any event within ninety (90) days after the end of each fiscal year of Starter, a copy of the annual audited financial report for such year for Starter and its consolidated subsidiaries, on a consolidated basis, including therein a balance sheet of Starter as of the end of such fiscal year and a statement of income, a statement of changes in stockholders' equity and a statement of cash flow of Starter and its consolidated subsidiaries for such fiscal year, on a consolidated basis, and in each case certified by a firm of independent certified public accountants selected by Starter but acceptable to Agent and the Banks, together with the Unqualified Opinion of such accounting firm to Agent and the Banks stating that the financial statements audited by it present fairly, in all material respects, the financial position of Starter as of the date of such financial statements and the results of its operations and its cash flow for the fiscal year then ended, all in conformity with GAAP, together with the certificate of such accounting firm that, in the course of its audit of the Borrowers, it has obtained no knowledge that an Event of Default or an event which, with notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing or if, in the opinion of such accounting firm, an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof (the provision for such a statement herein shall in no way be construed as a consent to the existence of such an Event nor the


                                       29.

granting of time to cure), together with any and all management letters from Starter's independent certified public accountant to Starter during such fiscal year. The foregoing financial statements shall be accompanied by a certification by the Chief Financial Officer of Starter which shall set forth computations, in reasonable detail, as of the end of such fiscal year, demonstrating Starter's compliance with all of the financial performance criteria set forth in Section
3.7 hereof. The annual consolidated financial statements shall be accompanied by management prepared consolidating financial statements for the same period.

               (ix) As soon as it is filed with the Securities and Exchange Commission, Starter shall submit a copy of its Form 10K to the Agent and the Banks.

               (x) As soon as available, and in any event, within forty-five
(45) days after the end of each fiscal year of Starter, projections for the coming fiscal year on a month-by-month basis in such form as Starter has customarily submitted to its bank lenders, detailing each item of income and expenditure for such month, and on a cumulative year-to-date basis from the commencement of such fiscal year, which projections shall include, without limitation, balance sheets, projected Commercial L/C and Acceptance usage and any and all anticipated Capital Expenditures.

               (xi) Such other data and information (financial and otherwise) bearing upon or related to the financial condition, results of operations or assets or Starter, as the Agent or any Bank from time to time may reasonably request.

          3.6 Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, the Agent, and The First National Bank of Boston and each of its domestic and overseas affiliates, and each Bank, is hereby authorized by the Borrowers upon the occurrence of an Event of Default, and at any time thereafter while it continues, without notice to either Borrower or to any other Person (any such notice being hereby expressly waived by each Borrower), to set off and to appropriate and to apply any and all balances held by such Bank or institution at any of its offices for the account of either Borrower or any of its Subsidiaries (regardless of whether such balances are then due to such Borrower or its Subsidiaries) and any other property at any time held or owing by that Bank or that holder to or for the credit or for the account of such Borrower, against and on account of any of the obligations of the Borrowers under the Revolving Credit Facility which remain unpaid. Each Borrower agrees, to the fullest extent permitted by law, that (a) any Bank or holder may exercise its right to set off with respect to the said obligations of either Borrower and may sell participations in such set off to other Banks and holders and (b) any Bank or holder so purchasing a participation in the obligations of either Borrower under the Revolving Credit Facility


                                       30.

made or held by other Banks or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank or holder were a direct holder of such obligations in the amount of such participation.

          3.7 Financial Covenants. Starter shall maintain the following financial performance criteria as shown on the consolidated financial statements required to be provided pursuant to Section 3.5:

          (A) Tangible Net Worth, as of the calendar quarter ending on the specified date, of at least:

                      (i) March 31, 1996             $ 87,500,000
                     (ii) June 30, 1996                85,000,000
                    (iii) September 30, 1996           95,000,000
                     (iv) December 31, 1996            95,000,000
                      (v) March 31, 1997               95,000,000
                     (vi) June 30, 1997                95,000,000
                    (vii) September 30, 1997          110,000,000
                   (viii) December 31, 1997           110,000,000
                     (ix) March 31, 1998              110,000,000

          (B) A ratio of total Indebtedness to Tangible Net Worth, as of the calendar quarter ending on the specified date, of not greater than:

                      (i) March 31, 1996             0.9 to 1.0
                     (ii) June 30, 1996              1.5 to 1.0
                    (iii) September 30, 1996         1.60 to 1.0X
                     (iv) December 31, 1996          0.95 to 1.0
                      (v) March 31, 1997             0.9 to 1.0
                     (vi) June 30, 1997              1.1 to 1.0
                    (vii) September 30, 1997         1.1 to 1.0
                   (viii) December 31, 1997          0.6 to 1.0
                     (ix) March 31, 1998             0.9 to 1.0

          (C) A ratio of (i) EBIT to (ii) Interest Expense (including without limitation the commissions paid pursuant to paragraph 3.15(C) of this Agreement) accrued during the twelve months ending on the specified date, of not less than:

                      (i) March 31, 1996             1.10 to 1.0
                     (ii) June 30, 1996              1.50 to 1.0
                    (iii) September 30, 1996         1.65 to 1.0
                     (iv) December 31, 1996          1.85 to 1.0
                      (v) March 31, 1997             3.75 to 1.0
                     (vi) June 30, 1997              3.75 to 1.0
                    (vii) September 30, 1997         3.75 to 1.0
                   (viii) December 31, 1997          3.75 to 1.0
                     (ix) March 31, 1998             3.75 to 1.0


                                       31.

          (D) Working Capital, as of the end of the calendar quarter ending on the specified date, in an amount not less than:

                      (i) March 31, 1996             $ 57,000,000
                     (ii) June 30, 1996                55,000,000
                    (iii) September 30, 1996           67,500,000
                     (iv) December 31, 1996            70,000,000
                      (v) March 31, 1997               65,000,000
                     (vi) June 30, 1997                65,000,000
                    (vii) September 30, 1997           75,000,000
                   (viii) December 31, 1997            75,000,000
                     (ix) March 31, 1998               70,000,000

          (E) A Quick Ratio, as of the end of the calendar quarter ending on the specified date, of not less than:

                      (i) March 31, 1996             0.80 to 1.0
                     (ii) June 30, 1996              0.35 to 1.0
                    (iii) September 30, 1996         .60 to 1.0
                     (iv) December 31, 1996          .55 to 1.0
                      (v) March 31, 1997             0.80 to 1.0
                     (vi) June 30, 1997              0.55 to 1.0
                    (vii) September 30, 1997         0.90 to 1.0
                   (viii) December 31, 1997          1.00 to 1.0
                     (ix) March 31, 1998             0.90 to 1.0

          (F) Net income, determined in accordance with GAAP, in any fiscal year shall not be less than One Dollar ($1.00).

          (G) The Amount of Available Accounts less the Amount of Direct Loans as of the last day of each of the following months shall be not less than the amount set forth for such month:

                   October 1996                 $ 5,500,000
                   November 1996                $ 9,000,000
                   December 1996                $(6,000,000)
                   January 1997                 $(2,000,000)
                   February 1997                $ 3,000,000
                   March 1997                   $ 6,000,000;

provided, however, that an Event of Default shall not be deemed to have occurred unless (i) Starter does not comply with this covenant for two consecutive months, or (ii) the Amount of Available Accounts less the Amount of Direct Debt is less than zero as of the last day of any of the months of October, November, February or March.

          Starter acknowledges that it has assisted Agent and the Banks in the formulation of each of the foregoing financial performance criteria and fully understands each of said criteria.


                                       32.

          3.8 Inspection; Field Exam. Each Borrower, after reasonable notice, will permit Agent and each of the Banks and any of their authorized representatives to visit and inspect any of its properties or offices or the properties or offices of any of its Subsidiaries, including, without limitation, its various business premises and its and their books and records, including books and records relating to its accounts receivable, equipment and inventories (and to make extracts therefrom), and to discuss its and their affairs, finances and accounts with its Chief Executive Officer, Chief Financial Officer, Senior Vice President, Administration and Finance, and President, all at such times during normal business hours and as often and continuously as may be requested by Agent and the Banks.

     In extension of the foregoing, each Borrower shall permit Agent to conduct quarterly (or more frequently if Agent so requests) field exams and audits of all of the foregoing books and records, which field exams and audits shall be at the sole cost and expense of the Borrowers.

          3.9 Notice of Certain Events and Changes. Promptly after becoming aware of any condition, event or state of facts which constitutes an Event of Default or which, after notice or lapse of time, or both, would constitute an Event of Default, the Borrowers will give written notice to Agent and each of the Banks specifying the nature and period of existence thereof and the action which the Borrowers propose to take with respect thereto, in reasonable detail. The Borrowers will promptly give Agent and each of the Banks written notice of any condition, event or state of facts which causes or may cause material loss or depreciation in the value of its Material Assets and of the commencement or threat of any action, proceeding or investigation or the occurrence or existence of any other event, matter or cause whatsoever, which, either in any case or in the aggregate results or might result in any material adverse change in its business, prospects, profits, properties, operations or condition (financial or otherwise). The Borrowers will give Agent and each of the Banks at least thirty
(30) days' prior written notice of any proposed change in the place or places of business, and any proposed changes in the name of either Borrower.

          3.10 Application of Proceeds; No Margin Stock. Each Borrower agrees to apply the proceeds of the Revolving Credit Facility for the purposes set forth in Section 1.1(A) above. Each Borrower agrees that it will not, directly or indirectly, apply any part of such proceeds to the purchasing or carrying of any "margin stock" within the meaning of Regulation G or Regulation U of the Board of Governors of the Federal Reserve System, or for any use which will cause a violation of any other regulation of the Board of Governors of the Federal Reserve System or of any regulations, interpretations or rulings thereunder.


                                       33.

          3.11 Governmental Notices. As soon as reasonably practicable, after the issuance thereof, the Borrowers will send to Agent and each Bank a copy of all notices of investigation, claims of violation, or orders, issued by any federal, state or municipal regulatory authority under any laws or regulations adopted thereby which are directed to and received by either Borrower. Further, the Borrowers will, as soon as reasonably practicable, send to Agent and each Bank copies of all reports or other materials filed by either Borrower with, or issued or sent to either Borrower by, the Securities and Exchange Commission.

          3.12 Compliance With Material Licensing Agreements. Each Borrower shall comply with each and every material term of each Material Licensing Agreement now existing or hereafter entered into by such Borrower, including without limitation, each agreement executed in connection with each Material Licensing Agreement disclosed on Schedule 3.12. The Borrowers shall maintain each such Material Licensing Agreement, in full force and effect. The Borrowers shall promptly notify Agent and each of the Banks of any event which may constitute a default by either party to any such Material Licensing Agreement and shall promptly forward to Agent and each of the Banks any communication received by either Borrower from any licensor claiming any irregularity with respect to any such Material Licensing Agreement. In the event that either Borrower enters into any agreement or undertaking that creates, extends or renews any of the Material Licensing Agreement or amends any Material Licensing Agreement in any material respect, the Borrowers shall immediately provide to the Agent and the Banks a copy of the documents creating, amending, extending, or renewing such Material Licensing Agreement. Each Borrower has obtained the consent of each licensor under a Material Licensing Agreement to the grant of a security interest in the inventory manufactured thereunder to the Agent and the Banks.

          3.13 Deposit Accounts. Each Borrower shall maintain its primary deposit and checking accounts with Bank of Boston, including, without limitation, its payroll accounts, operating accounts, tax escrow and investment accounts and shall not maintain deposit or checking accounts of any nature with any other institution, except for operating accounts maintained for local operating purposes with a bank or banks in locations in which the Borrowers conduct their operations. In extension of the foregoing, all required employee withholding taxes and social security payments shall promptly and timely be deposited with Bank of Boston. Additionally, all cash management services utilized by a Borrower shall be provided by Bank of Boston or any other Bank as the Agent and Starter may direct from time to time.

          3.14 Intentionally Omitted.

          3.15 Fees.


                                       34.

          (A) Commercial L/C's. The fees to be payable by the Borrowers in connection with Commercial L/C's shall be as set forth on Schedule 3.15 attached hereto.

          (B) Standby L/C's. During the term of each standby L/C, the Borrowers shall pay to Agent, in current funds, quarterly, in advance, commencing with the execution of this Agreement, a fee equal to two (2.0%) percent per annum of the face amount of each standby L/C, including, without limitation, the Fleet Standby L/C, outstanding during any portion of such quarter, which fee shall be calculated based on a 360-day year but shall be payable for the actual number of days on which such standby L/C was outstanding; and

          (C) Acceptances. Upon the issuance of each Acceptance, the Borrowers shall pay to Agent such fees as are customarily charged by Agent for similar transactions. In addition to such fees, the Borrowers shall pay to Agent contemporaneously with the issuance of each such Acceptance an Acceptance commission of 162.5 Basis Points per annum above the Agent's Acceptance Rate (but in no case less than a minimum commission of $150.00 for each Acceptance) but no Acceptance will be issued for a term in excess of 120 days. In addition the Borrowers shall pay any discount charges pursuant to the terms of the L/C Agreements, which discount charges will be at Agent's discount rate for banker's acceptances from time to time.

          (D) Facility Fee.

               (i) Calendar Quarters ending Prior to October 1, 1996: For calendar quarters ending prior to October 1, 1996, the Borrowers shall pay to the Agent quarterly in arrears, for the account of the Banks, a Facility Fee at the annual rate of thirty-seven and one-half (37.5) Basis Points of the Commitment for the calendar quarter for which the Facility Fee is being paid.

               (ii) Calendar Quarters Ending Subsequent to September 30, 1996:
For calendar quarters ending subsequent to September 30, 1996, the Borrowers shall pay to the Agent, quarterly in arrears, for the account of the Banks, a Facility Fee calculated at an annual rate equal to the Commitment for the calendar quarter for which the Facility Fee is being paid, multiplied by the applicable number of Basis Points based upon Starter's Indebtedness/EBITDA Ratio as of the last day of the preceding calendar quarter, as determined from Starter's Form 10Q as filed with the United States Securities and Exchange Commission for each of the first three quarters of Starter's Fiscal Year or from Starter's audited consolidated financial statements with respect to the four quarters ended December 31, as set forth below:


                                       35.

      Indebtedness/EBITDA Ratio                       Annualized Facility Fee
      (as hereinafter defined)                            in Basis Points
      -------------------------                       -----------------------

      Equal to or more than 6.5 to 1.0                50 Basis Points

      Equal to or more than 5.0 to 1.0
      but not more than 6.4 to 1.0                    37.5 Basis Points

      Less than 5.0 to 1.0                            25 Basis Points

     The amount of the Facility Fee payable with respect to a particular calendar quarter shall be determined by the Agent based upon the figures contained in Starter's Form 10Q as filed with the United States Securities and Exchange Commission with respect to each of the first three quarters of Starter's Fiscal Year or Starter's audited consolidated financial statements for the four quarters ended December 31. Such Facility Fee shall be payable on demand.

               (iii) Proration of Facility Fee: In each case, the Facility Fee shall be pro-rated to reflect the actual number of days that the Regular Commitment and the Seasonal Commitment are in effect during such calendar quarter.

          (E) Intentionally Omitted.

          (F) Annual Agent Fee. On March 31 of each year, the Borrowers shall pay to Agent an agent fee in the amount of $50,000. The agent fee may be increased by Agent upon the occurrence of any one or more of the following events:

               (i) the occurrence of an Event of Default hereunder; or

               (ii) if at any time the cost to Agent of administering the Revolving Credit Facility shall increase such that the existing Agent Fee is not sufficient to cover Agent's reasonable costs.

          (G) Intentionally omitted.

          (H) Payment. All of the above fees shall be payable promptly in immediately available funds by the Borrowers to the Agent. The Agent may, but shall not be obligated to, pay any of such fees by a withdrawal from any account maintained by either Borrower with Agent.

          3.16 Management. It is specifically acknowledged by the Borrowers that Agent and the Banks would not have entered into this Agreement unless Beckerman (legally and beneficially) retained voting rights of not less than a majority of the stock of Starter


                                       36.

having ordinary voting power, and remained as either the Chief Executive Officer, Chairman of the Board or other senior level corporate officer of Starter and a Director of the Borrowers. The Borrowers agree that Beckerman shall remain in each such capacity and remain actively involved in the day-to-day operations of the Borrowers, provided, however, that Beckerman's death shall not result in a violation of this covenant if, within 6 months thereafter, the Borrowers shall submit to the Agent and the Banks, in writing, a plan for management succession of the Borrowers, which plan shall be acceptable to the Agent and the Banks.

          3.17 Environmental Compliance.

          (A) Each Borrower will comply with all applicable Federal, state and local environmental laws, regulations, rules, standards, orders and agreements. Whenever, pursuant to any such legal requirement, either Borrower is obligated to report to any party the existence of a Spill (as such term is defined in Section 22a-452c of the Connecticut General Statutes), or a similar environmental condition under the laws of any other jurisdiction, a "Release" (as defined in 42 U.S. Code 9601 et seq.), "Hazardous Waste" (as defined in
Section 22a-115 of the Connecticut General Statutes), "Hazardous Substance" (as defined in 42 U.S. Code 9601 et. seq.) or other environmental contamination on or emanating from any of business premises of either Borrower, the Borrowers will, simultaneously and in writing, report the existence of such conditions to Agent and each Bank.

          (B) In addition to any and all other liability of the Borrowers to Agent and the Banks hereunder, the Borrowers shall, jointly and severally, indemnify the Agent and each Bank against any loss or damage that shall occur to Agent or any Bank as a result of the application of any federal, state, local or quasi-governmental law, rule, regulation, ordinance or the like, including, without limitation the Connecticut Super Lien Act (ss. 22a-452a of the Connecticut General Statutes) or a similar law or regulation of any other state or local governmental agency.

          (C) The Agent and each Bank or its authorized representatives shall have the right, at reasonable times and upon reasonable notice to the Borrowers, to enter upon either Borrower's business premises for the purpose of conducting inspections or audits of environmental compliance of either Borrower or the methods or procedures used by either Borrower for disposal of waste products used in the course of such Borrower's business, all at the sole cost and expense of the Borrowers.


                                       37.

          (D) Starter hereby confirms that the Environmental Indemnification Agreement dated as of March 30, 1995 and executed by it in favor of the Agent and the Banks shall be and remain in full force and effect in favor of the Agent and the Banks and all references therein to the Loan Agreement or the Revolving Note shall be deemed to apply to this Agreement and the Revolving Note as defined herein. In addition, the Borrowers are contemporaneously herewith executing and delivering to Agent and the Banks an Environmental Indemnification Agreement with respect to the foregoing matters as they pertain to certain premises occupied by Starter Galt.

          3.18 Guaranty by Material Domestic Subsidiaries.

          Each Borrower shall cause each of its Material Domestic Subsidiaries, whether presently existing or hereafter created or acquired, to execute and deliver to the Agent and the Banks, and to maintain in effect, a guaranty agreement by which each such Material Domestic Subsidiary unconditionally guarantees the full and prompt payment of the Liabilities, which guaranty agreement shall be acceptable to the Agent in form and substance, except that Starter Galt, as a Borrower hereunder, shall not execute such a guaranty agreement.

          3.19 ERISA

          The Borrowers shall cause any Pension Benefit Plans or Welfare Benefit Plans, as defined in ERISA, which are subject to the minimum funding requirements of ERISA, and which are created or maintained at any time by either Borrower, to be created and maintained in compliance with ERISA at all times.

          3.20 Additional Consents from Material Licensors.

          In the event that either Borrower shall become the licensee under any Material License Agreement with respect to which the licensor thereunder has not entered into an agreement with the Agent and the Banks consenting to the grant of a security interest in favor of the Agent and the Banks in the Inventory to be produced or sold pursuant to such Material License Agreement, the Borrowers shall use their best efforts to cause such licensor to execute such an agreement in form and substance satisfactory to the Agent and the Banks. In the event that such licensor refuses to enter into such an agreement, the Agent may, in its discretion, exclude from the Eligible Inventory the Inventory to be produced or sold under such Material License Agreement.


                                       38.

          3.21 Additional or Renegotiated Contracts with the United States of America.

          In the event that from and after the date hereof either Borrower enters into any contract with any agency of the United States of America or renegotiates any existing contract with any agency of the United States of America in such a way that the renegotiated contract is assigned a new contract number, the Borrowers shall promptly notify the Agent thereof and shall, at the request of the Agent, execute an assignment of monies to become due under such contracts and notices of such assignment in such form and substance as the Agent shall request in conformity with the Federal Assignment of Claims Act.

     Section 4.  Negative Covenants.

     The Borrowers, jointly and severally, covenant and agree that, so long as there is outstanding any amount under the Revolving Credit Facility or any availability under the Revolving Credit Facility if no such outstanding balance exists, and so long as any Commercial L/C or standby L/C or Acceptance remains outstanding, the Borrowers shall not, and shall not permit any of their respective Subsidiaries to:

          4.1 Liens. Directly or indirectly, create, incur, assume or permit to exist any mortgage, lien, charge or encumbrance on or pledge or deposit of or conditional sale, lease or other title retention agreement with respect to any property or asset of either Borrower, whether now owned or hereafter acquired, or be bound by or subject to any agreement or option to do so, provided that the foregoing restrictions shall not apply to:

          (A) liens for taxes, assessments or governmental charges or levies the payment of which is not at the time required by Section 3.2;

          (B) liens incurred or deposits made in the ordinary course of business in connection with operating leases, worker's compensation or unemployment insurance or to secure the performance of tenders, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (C) zoning restrictions, easements, rights-of-way, restrictions or minor irregularities in title and other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its properties or assets which are not incurred in connection with the borrowing of money and which in the aggregate are not material;


                                       39.

          (D) statutory or common law possessory liens for charges incurred in the ordinary course of business the payment of which is not yet due;

          (E) the mortgages, liens and encumbrances referred to or described in
Schedule 2.6 attached;

          (F) liens in favor of the Agent or the Banks pursuant to this Agreement;

          (G) liens or security interests in favor of The First National Bank of Boston or any of its overseas or domestic affiliates as agent for the Agent and the Banks in connection with the issuance of Commercial L/C's; and

          (H) the security interest in favor of First Union Bank of Connecticut (f/k/a First Fidelity Bank and f/k/a Union Trust Company), as evidenced by a Term Loan Agreement between Starter and Union Trust Company dated December 30, 1993, as heretofore amended (including without limitation, the ISDA Master Agreement dated as of April 26, 1996), provided that such security interest is subject to an Intercreditor Agreement between First Union Bank of Connecticut, the Agent and the Banks which is satisfactory to the Agent and the Banks in form and substance;

          (I) purchase money security interests in equipment provided that such security interests do not extend to any assets other than the assets being acquired with the proceeds of the indebtedness secured thereby, and

          (J) involuntarily liens in an amount not to exceed $250,000 in the aggregate outstanding at any time, provided that each such lien is released or discharged, by bonding or otherwise, within sixty (60) days.

          4.2 Restrictions on Indebtedness. Directly or indirectly, create, incur, assume, guarantee, agree to purchase or repurchase, pay or provide funds in respect of, suffer to exist, or otherwise be or become or remain liable, contingently, directly or indirectly, with respect to, any Indebtedness: (A) which is for borrowed money; or (B) the incurring of which would, at the time of incurrence or thereafter, given the reasonable business needs of the Borrowers, cause a default under any of the performance criteria set forth in Section 3.7 hereof or would otherwise violate any other term or provision of this Agreement; or (C) which is represented by the issuance of any letter of credit for the account of either Borrower or any Affiliate, excepting only (i) a letter of credit issued by Fleet/New Jersey (f/k/a NatWest Bank N.A. and f/k/a National Westminster Bank U.S.A.) in the face amount of $250,000.00 for the account of Starter and for the benefit of Cedrico, S.A.; (ii) a letter of credit issued by Fleet/New Jersey (f/k/a NatWest Bank N.A.) the present amount of which is $4,275,945


                                       40.

for the account of Starter in favor of State Street Bank and Trust Company, as Trustee; (iii) Liabilities under the Revolving Credit Facility; (iv) Indebtedness in favor of First Union Bank of Connecticut (f/k/a First Fidelity Bank and f/k/a/ Union Trust Company) pursuant to a Promissory Note and a Term Loan Agreement each dated as of December 30, 1993, between Starter and Union Trust Company, as heretofore amended (including, without limitation, the ISDA Master Agreement dated April 26, 1996); (v) the Indebtedness described on
Schedule 2.5; (vi) the guarantee by Starter of certain obligations of Galt Sand Company and Galt Shop Company in favor of SunTrust Bank, Atlanta under certain Factoring Agreements dated June 26, 1987 in the principal amount of up to $3,800,000 which amount shall decline as the accounts factored by Galt Sand Company and Galt Shop Company are collected by SunTrust Bank; and (vii) the guarantee by Starter Galt in favor of Mercantile Bank of a loan by Mercantile Bank to G. Michael Hubsmith in the original principal amount of $60,162.52; which loan is to be repaid when Mr. Hubsmith sells his residence in Minnesota; and (viii) guarantees by Starter of lease obligations of Starter Outlet Stores, Inc. in connection with retail stores operated by it, provided (1) that Starter gives prior written notice of such guaranty to the Agent and the Banks; and (2) Starter causes Starter Outlet Stores, Inc. to assign its interest in such lease to the Agent and the Banks, in form and substance satisfactory to the Agent, as further security for the Liabilities.

          4.3 Restrictions on Investments, Loans, Etc. Purchase or otherwise acquire or own any stock or other securities or Indebtedness of any other Person except as set forth on Schedule 2.2, or make or permit to be outstanding any loan or advance or capital contribution to any other Person, other than:

          (A) presently outstanding loans, advances and investments described in
Schedule 4.3 attached;

          (B) Indebtedness of customers for merchandise sold or services rendered in the ordinary course of business;

          (C) investments in bills or bonds issued or guaranteed by the government of the United States of America;

          (D) certificates of deposit issued by Agent or any of the Banks;

          (E) investments in any U.S. commercial bank provided such bank(i) maintains a ratio of equity to assets of at least 5.5%, and (ii) has assets of not less than Two Billion Dollars.

          (F) loans to employees of either Borrower, other than Beckerman, for travel and entertainment advances not to exceed $50,000 in the aggregate outstanding at any one time, and with


                                       41.

respect to employees of either Borrower, including Beckerman, not to exceed $150,000 in the aggregate outstanding at any one time (exclusive of the guarantee of the loan to G. Michael Hubsmith referred to in Section 4.2(c)(vii).

          4.4 Dividends, Distributions and Redemptions. Directly or indirectly, declare, order, pay, make or set apart any sum or property for the redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of its stock of any class now or hereafter outstanding or for the payment of any dividends on any of such stock other than dividends payable solely by the issuance of additional stock and, provided no Event of Default, nor any event which, with the passage of time or giving of notice, or both, would become an Event of Default has occurred and is continuing, excepting only permitted distributions under (i) the Starter Corporation Stock Option Plan dated as of January 27, 1993, (ii) the Starter Employee Stock Purchase Plan, and (iii) the Starter Non-Employee Director Stock Option Plan, a copy of each of which has previously been delivered to the Agent.

          4.5 Sale of Assets, Consolidation, Merger, Acquisition of Assets. Directly or indirectly, sell, abandon or otherwise dispose of any material portion of its properties or assets having a value or a sale price in excess of $100,000 (except for the sale of inventory in the ordinary course of each Borrower's business and except for the sale or disposition of machinery or equipment that has become obsolete or has been replaced with machinery or equipment of equivalent value and function), or consolidate with or merge into any other corporation, or permit any other corporation to consolidate with or merge into it, or acquire all or a substantial portion of the assets of another Person, or form any Subsidiary.

          4.6 Transactions with Affiliates. Enter into any transaction with any Affiliate except (A) transactions with Starter Outlet Stores, Inc. and (B) arms-length transactions with (i) Starter Europe, B.V., (ii) Fair Stock Limited d/b/a Starter Far East, Ltd., (iii) Beckerman d/b/a Acorn Realty Company, (iv) legal counsel to Borrower who may also be an officer and/or director, and (v) the accounting firm of Blum Shapiro.

          4.7 [Intentionally omitted]

          4.8 Capital Expenditures. Make any Capital Expenditures in any Fiscal Year for Capital Assets (other than for repairs and maintenance which are not required to be capitalized in accordance with GAAP, as hereinafter set forth) unless, immediately after giving effect thereto, the aggregate amount expended or to be expended on account of all such expenditures by the Borrowers in such Fiscal Year would not exceed $3,000,000 which sum shall not be cumulative from year to year. No Capital Expenditures shall be permitted (i) in the event that following any Event of Default the


                                       42.

Agent either accelerates the Liabilities or ceases to fund under the Revolving Credit Facility, or (ii) if the Capital Expenditures would result in a violation of any of the financial performance criteria set forth in Section 3.7.

          4.9 Partnerships, Joint Ventures, Other Businesses; Grant of Licenses to Others. Enter into, join, create or participate in the creation of any partnership, joint venture, corporation or other entity (including, but not limited to, any Subsidiaries) or engage in any business other than the business presently conducted by it; provided, however, that either Borrower may enter into licensing agreements with respect to such Borrower's name, logos, trademarks, copyrights and patents owned by such Borrower, provided that the Borrowers shall at all times retain ownership of such name, logo and trademarks and maintain control of all use of such name, logo and trademarks.

          4.10 Beckerman Compensation. Provide a total cash compensation package to Beckerman including any member of his family (unless such other family member shall be employed on a full time basis by the Borrowers and shall not be otherwise employed) having an annualized cost to the Borrowers in excess of $750,000.00 per annum in the aggregate, plus, provided no Event of Default hereunder, nor any event which with the giving of notice or passage of time would become an Event of Default, shall have occurred and be continuing, and provided further that the payment hereinafter described does not result in an Event of Default, the Borrowers may pay to Beckerman up to two annual cash bonuses, each in an amount not to exceed $1,125,000.

     Provided no Event of Default shall have occurred hereunder, nor any event which with the passage of time or giving of notice, or both, would become an Event of Default and provided the payment or provision of the following items does not result in an Event of Default, such items as company car, pension plan contributions, stock purchase plans, stock options, profit sharing plans, 401(K) and similar plans, deferred compensation plans, club memberships and the like may also be provided to Beckerman provided the same are reasonable and do not materially adversely affect the Borrowers' working capital.

     Notwithstanding anything to the contrary contained in this Section 4.10, the Borrowers shall not pay to Beckerman any form of compensation (whether salary, bonus or fringe benefits whether in cash, stock or otherwise) in excess of $3,500,000.00 in the aggregate during any Fiscal Year of the Borrowers.

          4.11 Ownership. Suffer a change in ownership of capital stock of either Borrower nor issue additional shares thereof unless, after giving full effect thereto (including without limitation the effect of warrants or options and the like which are convertible into shares of Borrower's capital stock), Beckerman


                                       43.

shall own directly or beneficially at least a majority of all issued and outstanding capital stock of Starter having ordinary voting power and shall directly have at least a majority of all voting rights represented by such stock and Starter shall own all of the issued and outstanding capital stock of Starter Galt.

          4.12 [Intentionally omitted.]

          4.13 Judgments. Suffer any final judgment (exclusive of judgments insured against by adequate liability insurance policies) in excess of $500,000 which is not discharged or execution thereof stayed pending appeal within the applicable period for initiating an appeal therefrom, or fail to discharge such judgment within thirty (30) days after the expiration of any such stay.

          4.14 Uninsured Losses, Etc. Suffer, during any consecutive twelve (12) month period, one or more uninsured losses, thefts, damage or destruction which uninsured losses, thefts, damage or destruction results in a loss in excess of $500,000.

          4.15 Termination of Licensing Agreements. Terminate or fail to renew or suffer the termination or non-renewal of (i) any Material Licensing Agreement, or (ii) any licensing agreement or agreements under which either Borrower is a licensee and which individually meets the profitability standards established by such Borrower and in the aggregate account for $7,500,000 or more of the Borrower's revenues in any Fiscal Year. Notwithstanding the foregoing, Starter shall not be obligated to renew its Licensing Agreements with the United States Olympic Committee and the Atlanta Centennial Olympic Committee upon the expiry of such licenses, which the Borrowers represent to be December 31, 1996.

     Section 5.  Events of Default.

     Each of the following events shall constitute an "Event of Default":

          (A) If the Borrowers shall default in the payment of any Liabilities under the Revolving Credit Facility, when the same shall become due and payable (following any applicable grace periods), whether at any stated maturity, or as a mandatory prepayment, or by declaration, acceleration or otherwise;

          (B) If either Borrower shall be in material default of any provision of any of (a) a Material Licensing Agreement, or (b) any other licensing agreement or agreements which individually meets the profitability standards established by the Borrower and in the aggregate account for $7,500,000 or more of the Borrower's revenues in any Fiscal Year, and such default shall not have been satisfactorily cured by Borrower within any applicable cure period provided in such Material Licensing Agreement or other licensing agreement, respectively;


                                       44.

          (C) If either Borrower or a Guarantor, respectively, shall default in the performance of or compliance with any term applicable to it contained in this Agreement or contained in any other Documents, or contained in any Guarantor Document;

          (D) If any representation or warranty made by or on behalf of either Borrower or any Guarantor in this Agreement or in the Schedules hereto, or in any of the other Documents, or in any Guarantor Document or in connection with the transactions contemplated hereby and thereby shall prove to be false or incorrect in any material respect;

          (E) If either Borrower or any Guarantor shall default in the payment of any Indebtedness (other than the Liabilities) in an amount of $500,000.00 or more, either individually or in the aggregate or shall default with respect to any of the material terms of any evidence of such Indebtedness or of any indenture or other agreement relating thereto, or if either Borrower or any Guarantor shall commit any material breach or be in material default under any material contract to which it is a party or by which it is bound;

          (F) If either Borrower or any Guarantor shall make an assignment for the benefit of creditors, or shall admit in writing an inability to pay debts as they become due, or shall file a voluntary petition in bankruptcy, or if an order for relief is entered against either Borrower or any Guarantor in an involuntary bankruptcy petition, or if either Borrower or any Guarantor shall be adjudicated insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or shall file any answer admitting, or shall fail to deny, the material allegations of a petition filed against it for any such relief, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of itself or of all or any substantial part of its properties, or its directors or majority stockholders shall take any action looking to its dissolution or liquidation, or it shall cease doing business as a going concern;

          (G) If, within sixty (60) days after the commencement of any proceeding against either Borrower or a Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within thirty (30) days after the appointment, without its consent or acquiescence of any trustee, receiver or liquidator of itself or of all or any substantial part of its properties, such appointment shall not have been vacated;


                                       45.

          (H) If any opinion of Starter's Certified Public Accountants required to be submitted to Agent or the Banks pursuant to Section 3.5 hereof shall not be an Unqualified Opinion;

          (I) If there shall have occurred any spill, release, hazardous waste, hazardous substance or other environmental contamination on or emanating from any of the business premises of either Borrower or any Guarantor or if any underground storage tank on any of the business premises of either Borrower or any Guarantor leaks onto or into the soil, ground water or aquifer of, under or adjacent to such business premises and the aggregate cost of the complete remediation of such condition or contamination is estimated by an environmental engineer selected by Agent to be in excess of $500,000.00.

     Section 6.  Remedies on Default; Etc.

          (A) Except as hereinafter provided with respect to an Event of Default involving a Guarantor, if an Event of Default shall have occurred, Agent may, and shall at the request of Banks holding in the aggregate more than sixty-six and two-thirds percent (66 2/3%) of the Pro Rata Shares, take any one or more of the following actions at its option and without notice to, or demand upon, the
Borrowers:

               (i) immediately cease making Advances under the Revolving Credit Facility;

               (ii) immediately cease issuing any Commercial L/C's and immediately cease creating Acceptances with respect thereto;

               (iii) declare all Liabilities outstanding under the Revolving Credit Facility to be immediately due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon, and obtain cash collateral for all amounts outstanding with respect to any and all Commercial L/C's, standby L/C's, the Fleet Standby L/C and Acceptances or any portion thereof;

               (iv) demand immediate payment of all or any Liabilities outstanding under the Revolving Credit Facility and demand cash collateral for all issued and outstanding Commercial L/C's, standby L/C's, the Fleet Standby L/C and Acceptances;

               (v) proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceedings, whether for the specific performance of any agreement contained herein or in any other Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any right, power or remedy granted thereby or by law, equity or otherwise;


                                       46.

               (vi) the Agent or any Bank may appropriate, set-off and apply to the payment of all or any part of the Revolving Credit Facility or either Borrower's other obligations hereunder any and all balances, sums, property, claims, credits, deposits, accounts, reserves, collections, drafts, notes or other items, in or coming into the possession of Agent or any Bank or their agents, or belonging to either Borrower and in such manner as Agent or any Bank may, in its discretion determine; and

               (vii) with the prior consent of the Banks, continue to make Advances to the Borrowers or to issue additional Commercial L/C's, or standby L/C's or create additional Acceptances, but Agent may modify the terms and conditions upon which such Advances, Commercial L/C's, standby L/C's and/or Acceptances are advanced, issued or created, which modification of terms and conditions may include, without limitation, an increase in the interest rate, fees and charges for the provision of such services by Agent or the Banks.

          (B) Agent is hereby irrevocably appointed, but effective only upon the occurrence of an Event of Default, as the attorney-in-fact for each Borrower with power to endorse each Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security; to sign each Borrower's name on any invoice or bill of lading or other document of title on notices of assignment, financing statements and other public records, to do any act which either Borrower is obligated to do under the terms and conditions of this Agreement, to exercise such rights as either Borrower might exercise, and to do all other things necessary to enforce and carry out Agent's rights and remedies under this Agreement.

          (C) Without limitation of any rights and remedies of Agent as a secured party under the Uniform Commercial Code and any rights or remedies set forth in any of the Documents, if any Event of Default shall exist hereunder, Agent shall have all of the following rights and remedies with respect to the Collateral or any portion thereof, all as agent for the Banks:

               (i) Agent may at any time and from time to time with or without judicial process and the aid or assistance of others, enter upon any premises in which any of the Collateral may be located and, without resistance or interference by the Borrowers, take possession of the Collateral and dispose of any part or all of the Collateral on any such premises; or require the Borrowers to assemble and make available to Agent, at the expense of the Borrowers, any part or all of the Collateral at any place or time designated by Agent which is reasonably convenient to the Borrowers and Agent; and/or remove any part or all of the Collateral from any premises on which any part may be located for the purpose of effecting sale or other disposition thereof; and/or sell, resell, lease, assign and deliver, grant options for or


                                       47.

otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing, at public or private sale or proceedings, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such Persons as Agent shall deem best, all without demand for performance or any advertisement whatsoever. The Borrowers shall be given five (5) Business Days' notice of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, which notice Borrowers hereby agree shall be deemed reasonable notice thereof, provided that, if the Collateral is perishable or threatens to decline in value speedily or is of a type customarily sold on a recognized market, no notice shall be required. Agent shall otherwise act in a commercially reasonable manner with respect to the disposition of such Collateral. If any of the Collateral is sold by Agent on credit or for future delivery, Agent shall not be liable for the failure of the purchaser to pay for same and in such event Agent may resell such Collateral. Agent may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed standard price quotations Agent may buy at private sale and may make payment therefor by application of all or a part of the Borrowers' obligations hereunder;

               (ii) Agent may, in Agent's discretion, apply the cash proceeds from any sale or other disposition of the Collateral, first, to be deposited in a cash collateral account at Agent in order to assure payment in full of all outstanding Commercial L/C's, standby L/C's, the Fleet Standby L/C and Acceptances, second, to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and otherwise disposing of such Collateral, to reasonable appraisal, accounting and attorneys' fees and all legal expenses, travel and other expenses which are to be paid or reimbursed to Agent, pursuant hereto or pursuant to the other Documents, third, to all accrued interest, fees and charges outstanding with respect to the Revolving Credit Facility, Borrowers' other obligations hereunder, in such order as Agent shall determine, fourth, to principal and all other outstanding portions of the Revolving Credit Facility and Borrowers' other obligations hereunder in such order, as Agent shall determine, fifth, any surplus to any other secured parties having an interest in the Collateral known to Agent in accordance with their interest, and sixth, any surplus to the Borrowers; provided, however, that Borrowers shall remain liable with respect to unpaid portions of the Revolving Credit Facility and Borrowers' other obligations hereunder and will pay Agent, for the account of the Banks, on demand any deficiency remaining together with interest thereon.


                                       48.

     Notwithstanding any of the foregoing, each Borrower acknowledges that Agent and the Banks are providing the Revolving Credit Facility in reliance on the value of the Collateral and this Agreement specifically prohibits subordinate liens thereon, except as specifically provided herein. Consequently, Agent shall have no liability to marshal assets for the benefit of any other creditor, or be subject to any restrictions with respect to the liquidation or other disposal of the Collateral.

               (iii) Agent may if appropriate, set-off and apply to the payment of all or any part of the Revolving Credit Facility or Borrowers' other obligations hereunder any and all balances, sums, property, claims, credits, deposits, accounts, reserves, collections, drafts, notes or other items or proceeds of the collateral, in or coming into the possession of Agent or its agents, or belonging to either Borrower and in such manner as Agent may, in its discretion determine, and the proceeds of any such set-off shall be applied in accordance with the provisions of the preceding Subparagraph hereof;

               (iv) Any of the proceeds of the Collateral received by either Borrower after the occurrence of an Event of Default shall not be commingled with any other of its property, but shall be segregated and held by it in trust as the exclusive property of Agent, and the Borrowers will immediately deliver to Agent the identical checks, monies, or other proceeds of Collateral received;

               (v) Unless Borrowers' account debtors are already making payments directly to Agent, upon the written request of Agent made to the Borrowers after the occurrence of an Event of Default shall have occurred, the Borrowers shall:

                    (a) Notify all account debtors that the Accounts have been assigned to Agent and that any payments on such Accounts should be made directly to Agent; and/or

                    (b) Turn over to Agent any and all inventory returned in connection with any of its Accounts; and/or

                    (c) Mark or stamp all invoices with a legend satisfactory to Agent so as to require that the same should be paid directly to Agent.

     Following an Event of Default, Agent shall have the right at any time upon written notice to the Borrowers to notify account debtors to make such payments of the Accounts directly to Agent.

     Notwithstanding the foregoing, in the case of an Event of Default which is caused by an act or omission of a Guarantor, the Agent shall exclude from the Borrowing Base any assets of such


                                       49.

Guarantor which would otherwise have been included therein and shall have the right to exercise such remedies as are provided in the Guarantor Documents, but unless such Event of Default has a material adverse effect on Starter on a consolidated basis, neither the Agent nor the Banks shall be entitled to exercise any of the rights and remedies provided herein with respect to the Borrowers.

     Section 7. Cumulative Remedies; No Waivers, Etc.

     No right, power or remedy granted to Agent in this Agreement or in the other Documents is intended to be exclusive, but each shall be cumulative and in addition to any other rights, powers or remedies referred to in this Agreement, in the other Documents or otherwise available to Agent at law or in equity. The exercise by Agent of any one or more of such rights, powers or remedies, shall not preclude the simultaneous or later exercise by Agent of any or all of such other rights, powers or remedies. No waiver by, nor any failure or delay on the part of Agent in any one or more instances to insist upon strict performance or observance of one or more covenants or conditions hereof or of the other Documents shall constitute, or be construed as, a waiver of such covenant in any other instance or to prevent Agent's rights to later require the strict performance or observance of such covenants or conditions, or otherwise prejudice Agent's rights, powers or remedies.

     Section 8. Partial Invalidity; Waivers.

          (A) If any term or provision of this Agreement or any of the other Documents or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable by reason of any applicable law, the remainder of this Agreement and the other Documents, or application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement and the other Documents shall be valid and be enforced to the fullest extent permitted by law. To the full extent, however, that the provisions of any such applicable law may be waived, they are hereby waived by each Borrower to the end that this Agreement and the other Documents shall be deemed to be valid and binding obligations enforceable in accordance with their terms.

          (B) To the extent permitted by applicable law, each Borrower hereby waives protest, notice of protest, notice of default or dishonor, notice of payments and non-payments, or of any default.

          (C) WITH RESPECT TO ANY CONTROVERSY, ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTIONS DESCRIBED HEREIN OR CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH THE REVOLVING CREDIT FACILITY OR ANY OF BORROWERS' OTHER OBLIGATIONS HEREUNDER OR ANY OF


                                       50.

THE OTHER DOCUMENTS EACH BORROWER, AGENT AND EACH BANK EACH VOLUNTARILY AND KNOWINGLY WAIVES ANY RIGHT TO OR CLAIM FOR A TRIAL BY JURY.

          (D) EACH BORROWER ACKNOWLEDGES THAT THE WITHIN AGREEMENT EVIDENCES A COMMERCIAL TRANSACTION AND THAT, UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS FROM TIME TO TIME AMENDED, EACH BORROWER COULD HAVE THE RIGHT TO NOTICE OF AND HEARING ON THE RIGHT OF AGENT OR ANY BANK TO OBTAIN A PREJUDGMENT REMEDY, SUCH AS ATTACHMENT, GARNISHMENT OR REPLEVIN, AND COULD HAVE THE FURTHER RIGHT TO HAVE A BOND POSTED IN CONNECTION THEREWITH. EACH BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE, JUDICIAL HEARING OR PRIOR COURT ORDER AND THE POSTING OF A BOND TO WHICH IT MIGHT OTHERWISE HAVE THE RIGHT UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR UNDER ANY OTHER STATE OR FEDERAL STATUTE OR CONSTITUTION PROVISION IN CONNECTION WITH THE OBTAINING BY AGENT OR ANY BANK OF ANY PREJUDGMENT REMEDY BY REASON OF THIS COMMERCIAL REVOLVING CREDIT AGREEMENT, OR BY REASON OF ANY RENEWALS OR EXTENSIONS OF THE SAME. EACH BORROWER ALSO WAIVES ANY AND ALL OBJECTION WHICH IT MIGHT OTHERWISE ASSERT, NOW OR IN THE FUTURE, TO THE EXERCISE OR USE BY AGENT OR ANY BANK OF ANY RIGHT OF SETOFF, REPOSSESSION OR SELF HELP AS MAY PRESENTLY EXIST OR WHICH MAY EXIST HEREAFTER UNDER STATUTE OR COMMON LAW.

     Section 9. Definitions.

     As used herein, the following terms shall mean:

     Acceptable Investment Grade: Investment quality rated by: (i) Moody's Investment Services as long-term investment grade Baa or better; or (ii) Standard and Poors as long-term investment grade BBB or better.

     Acceptance: A banker's acceptance for a term not to exceed 120 days for the account of either Borrower.

     Acceptance Rate:

     (1) Prior to October 1, 1996. For Acceptances prior to October 1, 1996, a fixed rate equal to the Bank of Boston acceptance rate for the applicable Acceptance Rate Interest Period plus 162.5 Basis Points per annum;

     (2) Subsequent to September 30, 1996. For Acceptances issued subsequent to September 30, 1996, a fixed rate equal to the Bank of Boston Acceptance Rate for the applicable Acceptance Rate Interest Period plus the applicable number of Basis Points set forth below based upon Starter's consolidated Indebtedness/EBITDA Ratio as of the end of the preceding calendar quarter commencing with the calendar quarter ending September 30, 1996 as determined from Starter's Form 10Q as filed with the United States Securities and Exchange Commission for each of the first three (3) quarters of


                                       51.

Starter's Fiscal Year or Starter's audited consolidated financial statements for the four (4) quarters ending December 31:

      Indebtedness/EBITDA Ratio                             Spread
      -------------------------                             ------

      Equal to or more than 7.5 to 1.0                225 Basis Points

      Equal to or more than 6.5 to 1.0
      but not more than 7.4 to 1.0                    200 Basis Points

      Equal to or more than 5.0 to 1.0
      but not more than 6.4 to 1.0                    162.5 Basis Points

      Less than 5.0 to 1.0                            100 Basis Points

     Provided, however, that the applicable spread hereunder shall be determined based on the figures contained in Starter's Form 10Q as filed with the United States Securities and Exchange Commission for the applicable quarter with respect to each of the first three (3) quarters of Starter's Fiscal Year or Starter's audited consolidated financial statements for the four (4) quarters ending December 31. Any change in the applicable spread shall be effective only with respect to Acceptances issued subsequent to the receipt of such Form 10Q or such audited financial statements, by the Agent and the Banks.

     Acceptance Rate Advances: An Advance which results from the issuance of an Acceptance which bears interest at the Acceptance Rate.

     Acceptance Rate Interest Period: The period commencing on the date the Acceptance Rate Advance is made or continued and ending, at the option of Borrower requesting such Acceptance Rate Advance on the numerically corresponding day in the first, second, third or fourth calendar month thereafter except that (a) each such Acceptance Rate Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; (b) if an Acceptance Rate Interest Period would end on a day that is not a Business Day, such Acceptance Rate Interest Period shall be extended to the next Business Day unless such Business Day would fall in the next calendar month, in which event such Acceptance Rate Interest Period shall end on the immediately preceding Business Day; and (c) no Acceptance Rate Interest Period may extend beyond the Termination Date.

     Accounts: As defined in Section 1.2(A) hereof.


                                       52.

     Advance or Advances: Cash advances to a Borrower under the Revolving Credit Facility.

     Affiliate: An affiliate of a Person is any director, officer, or employee of such Person, or any other Person in which such Person has a direct or indirect controlling interest or by which such Person is directly or indirectly controlled or is direct or indirect common control with such Person.

     Agent: Bank of Boston Connecticut.

     Agreement: This Amended and Restated Commercial Revolving Loan and Security Agreement, as it may be amended from time to time.

     Amount of Available Accounts: An amount equal to eighty percent (80%) of the amount of Eligible Accounts.

     Amount of Direct Loans: The aggregate amount of outstanding Advances and Acceptances.

     Assignment: A collateral assignment to the Agent and the Banks of a life insurance policy in the amount of $5,000,000 on the life of Beckerman to secure Borrower's obligations hereunder.

     Assignments of Leases: As set forth in Section 1.7 hereof.

     Bank of Boston: Bank of Boston Connecticut.

     Bank or Banks: Individually, collectively, or any number of Bank of Boston, Fleet/New Jersey, Chase, People's, BNH, CoreStates, National Bank of Canada, Sanwa, First Union, so long as such Bank remains a lender hereunder, and any additional bank or institution which subsequently, from time to time, becomes a lender hereunder for so long as such Bank or institution remains a lender hereunder.

     Basis Point: One one-hundredth (1/100) of one percent.

     Beckerman: David A. Beckerman.

     Borrowing Base: As set forth in Section 1.1(D) of the Agreement.

     Borrowing Base Certificate: The Borrowing Base Certificate in the form of
Schedule 3.5 attached hereto.

     Business Day: Any day other than Saturday, Sunday or any other day on which any of the Banks is authorized or required by law to be closed.


                                       53.

     Capital Assets: Assets that, in accordance with GAAP, are required or permitted to be depreciated on Starter's consolidated balance sheet.

     Capital Expenditures: The aggregate amount of all expenditures for the acquisition, construction, improvement, replacement or purchase of Capital Assets, including, without limitation, expenditures under Capital Leases.

     Capital Leases: Leases, conditional sales contracts and other title retention agreements relating to the acquisition of Capital Assets.

     Code: The Internal Revenue Code of 1986, as amended.

     Collateral: As defined in Section 1.2 of the Agreement.

     Commercial L/C: Commercial Letters of Credit issued by The First National Bank of Boston or its domestic or overseas subsidiaries.

     Commitment: The aggregate amount currently available to the Borrowers under the Revolving Credit Facility.

     Comparative Prime Rate: A variable rate at all times equal to the highest Prime Rate in effect at any of the Banks.

     Default Rate: Shall have the meaning accorded to it in Section 1.3(I) hereof.

     Direct Loan Sublimit: Shall have the meaning accorded to it in Section 1.1(E) of this Agreement.

     Documents: This Agreement, the Revolving Note, the L/C Agreement, the Environmental Indemnification Agreement, the Assignment, the Assignments of Leases, the Assignment of Trademarks, the Assignment of Patents, stock pledge agreements, the Intercreditor Agreement, and all other agreements or instruments executed and delivered by either or both of the Borrowers or a Guarantor, prior to the date hereof, contemporaneously herewith or hereafter, pursuant to this Agreement or any of the other listed documents. The term Documents shall also include, without limitation, reimbursement agreements or other agreements between Starter and Fleet/New Jersey pertaining to the Fleet Standby L/C.

     EBIT (Earnings Before Interest and Taxes): Income from continuing operations before the payment of interest and taxes which are measured by or based upon income, as derived from Starter's consolidated financial statements determined in accordance with GAAP.


                                       54.

     EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization):
Income from continuing operations before the payment of interest and taxes which are based on or measured by income plus depreciation and amortization, as derived from Starter's consolidated financial statements determined in accordance with GAAP.

     Eligible Account: An Account owned by either Borrower which meets each of the following requirements:

     (A) Such Account has not remained unpaid for more than the longer of (i) sixty (60) days after the date on which it was due and payable as reflected in the invoice from either Borrower to the account debtor thereon or (ii) 150 days from the date of such invoice; provided, however, that up to $15,000,000 in the aggregate of Accounts with respect to which either Borrower has allowed extended payment terms of up to 270 days from date of invoice shall be deemed to be Eligible Accounts;

     (B) Except as otherwise provided in clause (A) above with respect to Accounts with respect to which either Borrower has allowed extended payment terms, such Account is not owing from an account debtor from whom thirty-five (35%) percent or more (the "Cross Aging Percentage") of the balance owing to a Borrower has remained unpaid for more than the longer of (i) sixty (60) days after the due date as set forth on the invoice from the Borrower to such account debtor or (ii) 150 days from the date of such invoice, except that, at the request of the Borrower, the Agent may, at its discretion, increase the Cross Aging Percentage to fifty (50%) percent with respect to certain specific account debtors as shall be set forth on a schedule to be provided to the Agent;

     (C) Such Account is payable in U.S. dollars;

     (D) Such Account is not subject to any offsets, contraclaims, counterclaims, deductions, disputes or discounts of any nature whatsoever claimed or which, under the terms of any agreement or otherwise, may be claimed by the account debtor with respect thereto, including, without limitation, an account where the account debtor is also a creditor of or supplier to a Borrower;

     (E) Such Account is evidenced by an invoice, in form satisfactory to the Agent, and it represents undisputed, bona fide indebtedness to either Borrower of an account debtor, who is not an employee, officer, director, agent, affiliate or subsidiary of a Borrower, for items of Inventory sold and actually shipped and unconditionally accepted by the account debtor or for the rendition of services in such Borrower's ordinary course of business (and as to which the delivery of items of Inventory or the rendition of services has been completed) in jurisdictions in which such Borrower is qualified to do business or, if it is not qualified to do business in such a jurisdiction, such sale or lease, rendering


                                       55.

of services or other activities of such Borrower therein would not subject it to qualify to do business or require it to take any other action therein;

     (F) The assignment of such Account does not violate the purchase orders or contracts which gave rise thereto, including, but not limited to, any Account governed by the Federal Assignment of Claims Act;

     (G) A Borrower is the lawful owner of and has a good right to pledge, sell, assign, transfer and grant a security interest in such Account;

     (H) Such Account is subject to a valid and perfected first priority security interest in favor of the Agent and the Banks;

     (I) Such Account has not been, pledged, sold, assigned, transferred or encumbered to any Person other than Agent or the Banks in connection with this Agreement;

     (J) The Inventory sold to the account debtor or the service rendered to the account debtor or debtors which gave rise to the such Account was not sold on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or other repurchase or return basis, and such Inventory has, or will have, actually been shipped and conforms to the contracts for such goods and has not been rejected;

     (K) Such Account is owing by an account debtor who, since the date of billing such account, has not died, terminated its existence, become insolvent (which term shall include either a negative tangible net worth or an inability to pay its debts as they mature), suffered a business failure, been subjected either voluntarily or involuntarily to the appointment of a receiver of any part of his or its creditors, requested creditors to stand by, or has filed or had filed against him or it a petition in bankruptcy or any other proceeding under any bankruptcy or insolvency laws;

     (L) The Borrower to whom such Account is due has access to the courts or other appropriate tribunal of the state or other jurisdiction which has or will have in personam jurisdiction over the account debtor owing on such Account for purposes of collecting and enforcing such Account;

     (M) Such Account is not evidenced by a promissory note, chattel paper or other instrument unless such Account is otherwise an Eligible Account and such note, chattel paper or other instrument has been endorsed to and delivered to Agent; and

     (N) Such Account is not an account owing by any account debtor located outside of the United States or Puerto Rico except


                                       56.

(i) an Account with respect to which payment is assured pursuant to a letter of credit issued by a financial institution which is in all respects acceptable to Agent and which letter of credit has been assigned to and delivered to the Agent; (ii) an Account arising out of a shipment pursuant to a documentary collection payable at sight; or (iii) an Account owing from a foreign subsidiary of a corporation having its headquarters in the United States which has provided to the Agent and the Banks a comfort letter which is satisfactory to them in form and substance.

     Eligible Inventory: Inventory which is owned by either of the Borrowers or, subject to the limitation contained herein, Starter Outlet Stores, Inc., and which meets the following criteria:

     Inventory (the value of which shall be calculated at the lower of cost or market value on a first-in first-out basis and excluding the Borrower's reserves for markdown and obsolete Inventory) (i) which is owned by either Borrower, or which is owned by Starter Outlet Stores, Inc., provided that (a) inventory owned by Starter Outlet Stores, Inc. and (b) inventory owned by Starter Galt which is located at Starter Galt's retail store locations shall be included as Eligible Inventory only up to an aggregate value of $4,000,000, (ii) which consists only of good and usable current Inventory (iii) which is saleable by a Borrower or Starter Outlet Stores, Inc. in the ordinary course of business, (iv) which is
(a) located on the premises of a Borrower, (b) located at one or more retail stores owned and operated by Starter Outlet Stores, Inc., (c) in transit to a Borrower or Starter Outlet Stores, Inc. and has been paid for by a Borrower or Starter Outlet Stores, Inc. and which is covered by marine transport insurance satisfactory to the Agent, or (d) in a public warehouse and the Borrowers have delivered to Agent all original warehouse receipts covering such Inventory or the Agent's security interest in such Inventory or in such warehouse receipts is otherwise perfected, (v) which is located within the continental United States,
(vi) which has not been sold or otherwise designated for any customer of a Borrower or Starter Outlet Stores, Inc., and (vii) which is subject to a valid and perfected first priority security interest in favor of the Agent and the Banks; but Eligible Inventory shall not include:

     (A) any Inventory which has been produced in violation of the Fair Labor Standards Act; or

     (B) any Inventory located at any customer of Borrower or Starter Outlet Stores, Inc.; or

     (C) Inventory manufactured under any government contract unless the Borrower's rights under such contract have been validly assigned to the Agent and the Banks pursuant to the Federal Assignment of Claims Act; or


                                       57.

     (D) any Inventory which is not in good condition or which is defective or obsolete or any Inventory which is not used by a Borrower in the regular course of its business or any Inventory which is not usable or not saleable for any reason by a Borrower in the ordinary course of business; or

     (E) any work-in-process Inventory; or

     (F) any raw-material Inventory, other than (i) roll goods not to exceed $2,000,000 in the aggregate, or (ii) "printables" Inventory or "blank" T-shirts, shorts, fleece pants and tops, which are complete except for the silk-screening of logos and designs, not to exceed $8,000,000.00; or

     (G) any Inventory subject to any lien in favor of any entity other than the Agent or the Banks; or

     (H) any Inventory on consignment; or

     (I) any Inventory of any vendor or subcontractor of a Borrower; or

     (J) L/C Inventory.

     Environmental Indemnification Agreements: Individually and collectively (i) A certain environmental indemnification agreement dated March 30, 1995 executed by Starter in favor of the Agent and the Banks, indemnifying the Agent and the Banks as to all matters set forth in ss.3.17 of the Agreement pertaining to certain real estate occupied by Starter and (ii) a certain environmental indemnification agreement dated of even date herewith, executed by the Borrower in favor of the Agent indemnifying the Agent and the Banks as to all matters set forth in ss.3.17 of this Agreement pertaining to certain real estate occupied by Starter Galt.

     Equipment: as set forth in Section 1.2(A)(iii) of the Agreement.

     ERISA: Employee Retirement Income Security Act of 1974, as amended.

     Eurocurrency Reserve Requirements: With respect to any LIBOR Advance for any LIBOR Interest Period, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained in New York City under Regulation D (as promulgated by the Board of Governors of the Federal Reserve System) by member banks of the Federal Reserve System with deposits exceeding one billion dollars, against "Eurocurrency Liabilities" (as such term is used in Regulation D) but without benefit or credit of proration, exemptions, or offsets that might otherwise be available under Regulation D. Without limiting the effect of the


                                       58.

foregoing, the Eurocurrency Reserve Requirements shall reflect any other reserve required to be maintained against (1) any category of liabilities that includes deposits by reference to which the LIBOR Rate for LIBOR Advances is to be determined, or (2) any category of extension of credit or other assets that include LIBOR Advances.

     Eurodollar Rate Tax: All present and future stamp taxes, documentary taxes and other similar taxes, levies or costs and charges that are imposed, assessed, levied, or collected on or in respect of Advances solely as a result of (A) the interest rate being determined by reference to the LIBOR Interest Rate; (B) the provisions of this Agreement relating to the LIBOR Interest Rate or the LIBOR Rate; (C) the recording, registration, notarization of the any of the foregoing; or (D) payments of principal, interest or other amounts made on or in respect of LIBOR Advances.

     Event of Default: Event of Default as defined in Section 5 of the Agreement.

     Fiscal Year: A twelve (12) month period ending with December 31.

     Fleet/Connecticut: Fleet National Bank (formerly known as Fleet National Bank of Connecticut and successor by merger to Fleet Bank, National Association), a national banking association having its principal place of business in Springfield, Massachusetts.

     Fleet/New Jersey: Fleet Bank, National Association, successor by merger to NatWest Bank N.A. and having its principal place of business in Jersey City, New Jersey and an office at 1133 Avenue of the Americas, 39th Floor, New York, New York 10036-6710

     Fleet Standby L/C: That certain standby letter of credit issued by Fleet/Connecticut for the account of Starter designated Letter of Credit #CS1024403 in the face amount of $500,000 for the benefit of the United States Olympic Committee issued 11/18/93 and including renewals or replacements thereof, and, with respect to which Fleet/Connecticut's rights and obligations have been assigned to Fleet/New Jersey.

     Funding Date: A proposed date set forth in a Request for Advance submitted to Agent by a Borrower that must be a Business Day or, in the case of a LIBOR Advance, a London Business Day.

     GAAP: Generally accepted accounting principles in the United States of America as from time to time in effect; provided, however, that, for any particular financial statements, GAAP means such principles as in effect on the date of the preparation and delivery of these financial statements with respect to such financial statements.


                                       59.

     Guarantor: Any Material Domestic Subsidiary of either Borrower or any other Person which has executed a guaranty agreement in favor of the Agent and the Banks.

     Guarantor Document: Any guaranty agreement, security agreement or any other agreement heretofore, now or hereafter executed by a Guarantor in favor of the Agent and the Banks in connection with or relating to the Revolving Credit Facility.

     Indebtedness: All obligations that, in accordance with GAAP, should be classified as liabilities on a balance sheet.

     Indebtedness/EBITDA Ratio: The ratio of (x) the sum of Indebtedness as of the end of each of the immediately preceding four quarterly periods divided by four (4) to (y) EBITDA for immediately preceding four quarterly periods.

     Intangible Assets: Assets that, in accordance with GAAP, are properly classifiable as intangible, on the Borrowers' consolidated financial statements, including, but not limited to, goodwill, franchises, licenses, patents, trademarks, tradenames, and copyrights.

     Intellectual Property: A license for the use of or the right to use a patent, trademark, service mark, trade name, copyright or any other rights necessary for either Borrower to conduct its business, including the Material License Agreements identified in Schedule 2.7.

     Intercreditor Agreement: The 1996 Amended and Restated Intercreditor and Agency Agreement among the Agent and the Banks dated of even date herewith, as it may be amended from time to time.

     Interest Expense: All interest paid or payable, including, but not limited to, interest payable on indebtedness and on Capital Leases, determined in accordance with GAAP.

     Interest Period: A LIBOR Interest Period or an Acceptance Rate Interest period, as appropriate.

     Interest Rate Option: Interest rate selected by a Borrower, in accordance with the terms of this Agreement, being either the Comparative Prime Rate, the LIBOR Rate, or the Acceptance Rate.

     Inventory: as set forth in Section 1.2(A)(ii) of the Agreement.

     Late Payment Charge: as set forth in Section 13(J) of this Agreement.


                                       60.

     L/C Agreement: A certain Master Commercial Letter of Credit Reimbursement and Security Agreement dated as of March 30, 1995 between Starter and The First National Bank of Boston, as supplemented by a letter agreement of even date herewith executed by Starter Galt and The First National Bank of Boston a copy of which is attached hereto as Schedule 1.8.

     L/C Inventory: Inventory which is work in process or which is in transit to a Borrower and with respect to which, in either case, payment is assured by an issued but undrawn Commercial Letter of Credit.

     Liabilities: All amounts now or hereafter outstanding under the Revolving Credit Facility including, without limitation, all Advances, Acceptances and the issued but undrawn amount and the drawn but unreimbursed amount of all Commercial L/C's whether issued by the Agent or The First National Bank of Boston or any of its Affiliates on behalf of the Agent and the Banks, the standby L/C's, and the Fleet Standby L/C, together with interest thereon, and all costs, fees and expenses payable in connection therewith and the performance by the Borrowers of their obligations under this Agreement and the other Documents, direct or indirect, absolute or contingent, as well as for any and all financial accommodations now or hereafter extended by Agent or any one or all of the Banks to either Borrower pursuant to this Agreement, and any renewals and extensions thereof. The term Liabilities shall also include the obligation of the Borrowers to reimburse Fleet/New Jersey pursuant to the applicable reimbursement agreements between the Borrower and Fleet/New Jersey pertaining to the Fleet Standby L/C.

     LIBOR Advance: An Advance which bears interest at the LIBOR Interest Rate.

     LIBOR Interest Period: The period commencing on the date the LIBOR Advance is made or continued and ending, at the option of a Borrower, subject to the terms of this Agreement, on the numerically corresponding day in the first, second or third calendar month thereafter except that (a) each such LIBOR Interest Period that commences on the last London Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last London Business Day of the appropriate subsequent calendar month; and (b) if a LIBOR Interest Period would end on a day that is not a London Business Day, such LIBOR Interest Period shall be extended to the next London Business Day unless such London Business Day would fall in the next calendar month, in which event such LIBOR Interest Period shall end on the immediately preceding London Business Day and (c) no LIBOR Interest Period may extend beyond the Termination Date.


                                       61.

     LIBOR Interest Rate: The rate per annum determined by Agent to be equal to the quotient of the London Interbank Offered Rate for an Advance or portion of an Advance for the Interest Period selected by a Borrower, divided by 1 minus the Eurocurrency Reserve Requirements for such Interest Period rounded upward to the next 1/16th of 1% if the rate is not itself an integral multiple of 1/16th of 1%.

     LIBOR Rate:

     (1) Prior to October 1, 1996: For LIBOR Advances made prior to October 1, 1996, a fixed rate equal to the LIBOR Interest Rate for the applicable LIBOR Interest Period plus 162.5 Basis Points per annum;

     (2) On or after October 1, 1996: For LIBOR Advances made on or after October 1, 1996, the fixed rate equal to the LIBOR Interest Rate for the applicable LIBOR Interest Period plus the applicable number of Basis Points set forth below based upon Starter's consolidated Indebtedness/EBIT Ratio as of the end of the preceding calendar quarter commencing with the calendar quarter ending September 30, 1996 as determined from Starter's Form 10Q as filed with the United States Securities and Exchange Commission for each of the first three
(3) quarters of Starter's Fiscal Year or Starter's audited consolidated financial statements for the four (4) quarters ending December 31.

      Indebtedness/EBITDA Ratio                             Spread
      -------------------------                             ------

      Equal to or more than 7.5 to 1.0                225 Basis Points

      Equal to or more than 6.5 to 1.0
      but not more than 7.4 to 1.0                    200 Basis Points

      Equal to or more than 5.0 to 1.0
      but not more than 6.4 to 1.0                    162.5 Basis Points

      Less than 5.0 to 1.0                            100 Basis Points

     Provided, however, that the applicable spread hereunder shall be determined based on the figures contained in Starter's Form 10Q as filed with the United States Securities and Exchange Commission for the applicable quarter with respect to the first three (3) quarters of Starter's Fiscal Year or Starter's audited consolidated financial statements for the four (4) quarters ending December 31. Any change in the applicable spread shall be effective only with respect to LIBOR Advances made subsequent to the receipt of such Form 10Q, or such audited financial statements by the Agent and the Banks.


                                       62.

     London Business Day: Any day other than a Saturday or Sunday on which dealings in dollar deposits are carried on in the London interbank market and on which day banks are open for business in London and which is also a Business Day.

     London Interbank Offered Rate: The arithmetic average of the rates per annum (rounded upward, if necessary, to the nearest 1/16 of 1% if the rate itself is not an integral multiple of 1/16 of 1%) quoted at approximately 11:00 A.M. London time by the principal London branch of each of the Reference Banks two (2) London Business Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of U.S. dollar deposits for a period and in an amount comparable to the Interest Period and principal amount of the particular Advance or portion of Advance to which the LIBOR Rate is to apply.

     Material Asset: Any asset of either Borrower, or group of assets of either Borrower, having a fair market value in an orderly liquidation of $500,000 or more.

     Material Domestic Subsidiary: A Subsidiary of either Borrower which owns assets having a value of $250,000 or more, which is organized under the laws of, or has its principal place of business in, any state of the United States or the District of Columbia.

     Material Licensing Agreement: Any licensing agreement in which either Borrower is the licensee and which accounts for $7,500,000 or more of Starter's consolidated revenues in any Fiscal Year.

     Overadvance: The condition which exists when the total Liabilities outstanding under the Revolving Credit Facility exceeds the lesser of (i) the Borrowing Base; or (ii) the Regular Commitment or the Seasonal Commitment, as appropriate; provided, however, that the term "Overadvance" does not include a Seasonal Overadvance.

     Participant: One to whom any of the Banks sell or syndicate participating interest in one or more portions of such Bank's commitment.

     Person: A corporation, association, partnership, organization, business, individual, government, political subdivision, governmental agency, or any other entity.

     Prepayment Premium: A premium for the prepayment of LIBOR Advances or Acceptance Rate Advances, calculated as follows: (i) on a prepayment date, the remaining payments of principal and interest that would otherwise have become payable through the expiration of that Interest Period for that LIBOR Advance or Acceptance Rate Advance shall be discounted to a present value at a rate per annum equal to the Prepayment Yield to Maturity; and


                                       63.

added to any costs for reserves, assessments or reinvesting the amount being prepaid; and (ii) if the sum of such discounted value plus such costs shall exceed the unpaid principal amount being prepaid then the Prepayment Premium shall be an amount equal to such excess, otherwise the Prepayment Premium shall be zero (0).

     Prepayment Yield to Maturity: The yield to maturity of the debt obligation of the United States Treasury (excluding those commonly known as "Flower Bonds") having a term substantially equal to the term of the relevant Interest Period maturity date nearest in expiration of the relevant Interest Period. The maturity date and yield to maturity of such United States Treasury obligation shall be determined by Agent on the basis of quotations appearing in the Reuter Monitor Money Rates Service on the prepayment date. If there shall be more than one such debt obligation of the United States Treasury maturing nearest in time to the expiration of the relevant LIBOR Interest Period or Acceptance Rate Interest Period, the Prepayment Yield to Maturity shall be the arithmetic average of the yields to maturity of all such obligations.

     Prime Rate: The rate designated by a Bank from time to time as its prime rate, base rate, or the equivalent thereof.

     Prime Rate Advances: Those advances or portions of advances which bear interest at the Comparative Prime Rate.

     Pro Rata Share: With respect to each Bank, the amount represented by the ratio of each Bank's Commitment to the total Regular Commitment or Seasonal Commitment, as appropriate, available under the Revolving Credit Facility as set forth in the Agreement.

     Quick Ratio: A quotient equal to the aggregate of (A)(i) cash and currency on hand and on deposit, demand deposits and checks held, (ii) short term, highly liquid investments that are readily convertible to known amounts of cash, (iii) marketable securities, (iv) accounts receivable less allowances for doubtful accounts receivable, and (v) refunds shown to be due from a taxing authority based on information contained in Starter's audited consolidated financial statements, divided by (B) Total Current Liabilities.

     Reference Banks: Two or more major banks in the London Interbank market as selected by the Agent and the Banks.

     Regular Commitment: Shall have the meaning accorded to it in Section 1.1.

     Revolving Credit Facility: Shall have the meaning accorded to it in Section 1.1.


                                       64.

     Revolving Note: The Revolving Credit Note, in form and substance as set forth in Exhibit A attached hereto, and any renewals thereof or replacements therefor.

     Seasonal Commitment: Shall have the meaning accorded to it in Section 1.1.

     Seasonal Overadvance: As defined in Section 1.1(F) of this Agreement.

     Subsidiary: A subsidiary of a Person, is a corporation or some other association or entity of which the Person owns, directly or beneficially, not less than a majority of the outstanding shares of the class or classes of stock, having by the terms thereof ordinary voting power to elect a majority of the directors, managers or trustees of such corporation or association or entity, of which are at the time owned or controlled, directly or indirectly, by such Person or by a Subsidiary of Person.

     Tangible Net Worth: Total assets minus the sum of Intangible Assets and Total Liabilities.

     Termination Date: May 31, 1998.

     Total Current Assets: Total current assets determined in accordance with GAAP.

     Total Current Liabilities: Total current liabilities determined in accordance with GAAP, and including without limitation, outstanding Advances and Acceptances.

     Total Liabilities: Total liabilities determined in accordance with GAAP.

     Unqualified Opinion: When used with reference to an opinion of an independent certified public accountant, an opinion shall be deemed to be unqualified if it is, in fact, unqualified or if it is qualified only (i) as a result of a change by Starter in its accounting policies to conform with GAAP or
(ii) by reference to an Event of Default under this Agreement provided such opinion acknowledges that such Event of Default has been cured or waived by the Banks.

     Working Capital: Total Current Assets less Total Current Liabilities.

     Section 10. Expenses.

     The Borrowers jointly and severally agree to:

          10.1 Closing Costs. Pay or reimburse Agent and the Banks on demand for any and all reasonable charges, costs and taxes


                                       65.

incurred in the preparation, documentation and implementation of this Agreement, and all Documents, and any amendment thereto, including, without limitation, all recording and filing fees, appraisal fees and reasonable fees and disbursements of Agent's and the Banks' special counsel retained in connection therewith, including payment upon the Closing hereof of any portion of such charges, costs and fees for which an invoice shall be rendered. The Borrowers will also pay or reimburse Agent and the Banks on demand for any and all reasonable charges and costs incurred as a result of the addition, withdrawal or substitution of Banks in the syndication, for whatever reason.

          10.2 Indemnification and Hold Harmless. Indemnify and hold the Agent and each of the Banks harmless from, and pay or reimburse Agent and each of the Banks for, all charges, costs, damages, liabilities and expenses, including reasonable attorneys' fees, if any, incurred by Agent and each of the Banks, including, without limitation, the payment of any sum assessed under any statute relating to the environment or the priority of any liens or changes arising thereunder, or in the attempted enforcement or enforcement of this Agreement or the other Documents, or in the collection or attempted collection of any of the obligations owing under any thereof, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or the other Documents; and

          10.3 Advances Regarding Expenses. Allow Agent, in Agent's discretion, to receive payment of any of items referred in Sections 10.1 and 10.2 above by a charge to the Revolving Credit Facility (which charge shall thereupon become an Advance, which Advance will bear interest in accordance with Section 1.3(A)(i) hereof) or by deduction from any account maintained by either Borrower with Agent or any Bank.

     Section 11. Further Assurances.

     The Borrowers will deliver to Agent and the Banks such other instruments or documents as shall be reasonably required to implement and carry out the terms of this Agreement.

     Section 12. Survival of Agreements, Representations and Warranties, Etc.

     All agreements, representations and warranties contained herein or made in writing by or on behalf of either Borrower, in connection with the transactions contemplated hereby, shall survive the execution and delivery of this Agreement and the other Documents and, to the extent applicable, shall be deemed to be made anew each time an Advance is made or a Commercial L/C or a standby L/C is issued or an Acceptance is created pursuant hereto or pursuant to the other Documents, except that the representations and warranties contained in Section
2.4 hereof shall be deemed to


                                       66.

apply to the most recent Financial Statements theretofore delivered to the Agent and the Banks. All statements contained in any certificate or other instrument delivered by or on behalf of either or both of the Borrowers, pursuant hereto or in connection with the transactions contemplated hereby, including, without limitation, those contained in any Borrowing Base Certificate or Interest Rate Option Election, shall be deemed representations and warranties made hereunder.

     Section 13. Failure to Perform.

     If the Borrowers shall fail to observe or perform any of the covenants hereof, Agent or any of the Banks may pay amounts or incur liabilities to remedy or attempt to remedy any such failure (including, without limitation, any sums payable under any statute relating to the environment) and all such payments made and liabilities incurred shall be for the account of the Borrowers, and may be paid, at Agent's or any Bank's option, by the making of additional Advances under the Revolving Credit Facility and, all such amounts shall be repaid by the Borrowers on demand, together with interest thereon at the rate provided in
Section 1.3(A)(i) hereof, or may be repaid by a withdrawal from any of the accounts maintained by either Borrower with Agent or such Bank. The provisions of this Section and any such action by Agent or such Bank shall not prevent any default in the observance or performance of any covenant hereof from constituting an Event of Default hereunder.

     Section 14. Notices, Etc.

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to be duly delivered if mailed, postage prepaid, by first class registered mail, return receipt requested, or if delivered by any receipted delivery or courier service:


                                       67.

     (A) if to Agent:

         Bank of Boston Connecticut
         127 Church Street
         New Haven, Connecticut 06510
         Attention:  Christina P. Clark
                         Vice President

         with a copy to:

           Tyler Cooper & Alcorn
           205 Church Street
           P.O. Box 1936
           New Haven, Connecticut  06509

           Attention:  Joseph C. Lee, Esq.

     (B) if to Fleet Bank, National Association

         Fleet Bank, National Association
         1133 Avenue of the Americas
         39th Floor
         New York, New York 10036-6710
         Attention: Catherine Lawrence
                    Vice President

     (C) if to Chase:

         The Chase Manhattan Bank
         1411 Broadway - 5th Floor
         New York, New York 10018
         Attention:  Michael Klein, Vice President

     (D) if to People's:

         People's Bank
         Two Whitney Avenue
         New Haven, Connecticut 06510
         Attention: Walter Kaercher
                    Vice President

     (E) if to BHF:

         BHF-Bank
         590 Madison Avenue
         New York, New York 10022-2540
         Attention: Linda Pace
                    Assistant Vice President


                                       68.

     (F) if to CoreStates:
         CoreStates Bank, N.A.
         1339 Chestnut Street
         P.O. Box 7618
         Philadelphia, Pennsylvania 19101-7618
         Attention: Irene Rosen Marks
                    Vice President

     (G) if to National Bank of Canada:
         National Bank of Canada
         125 West 55th Street
         New York, New York 10019-5366
         Attention: Gaetan R. Frosina
                      Vice President

     (H) if to Sanwa:
         The Sanwa Bank Limited
         55 East 52nd Street
         New York, New York 10055
         Attention: Christian Kambour
                    Assistant Vice President

     (I) if to First Union:
         First Union Bank of Connecticut
         300 Main Street
         Stamford, Connecticut  06901
         Attention: John H. Frost
                    Vice President

or at such other address as may have been furnished from time to time in writing by Agent or any Bank to Borrower; or

         if to either Borrower:

         Starter Corporation
         370 James Street
         New Haven, Connecticut 06513
         Attention: John C. Warfel
                    Senior Vice President and
                    Theodore Voss, Esquire
                    General Counsel

         with a copy to:

         Cummings & Lockwood
         700 State Street, 4th Floor
         New Haven, Connecticut 06511
         Attention: Mark G. Sklarz, Esquire

or at such other address as may have been furnished from time to time in writing by Borrower to Agent.


                                       69.

     Section 15. Amendments and Waivers.

     Neither this Agreement nor any other Document nor any term hereof or thereof may be changed, waived, discharged or terminated, except by a writing signed by the party to be charged, except to the extent that certain changes may be made binding upon all of the Banks with the consent of Banks holding sixty-six and two-thirds percent (66 2/3%) of the Pro Rata Shares as set forth in the Inter- Creditor Agreement.

     Section 16. Miscellaneous.

          (A) Direct or Indirect Action. Where any provision in this Agreement refers to action to be taken by any person or entity, or which such person or entity is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person or entity.

          (B) Connecticut Law; Jurisdiction of Connecticut Courts. This Agreement and the Documents contemplated hereby shall be construed and enforced in accordance with and governed by the laws of the State of Connecticut. Each Borrower hereby specifically consents to the jurisdiction of the Courts of the State of Connecticut and agrees to be bound by the decisions of the Court of the State of Connecticut.

          (C) Conflicts in Loan Documents. To the extent there is any inconsistency between the terms of this Agreement and any of the Documents hereby, this Agreement shall control.

          (D) Binding on Successors and Assigns. All of the terms of this Agreement and such other Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and by any other holder or holders at the time of any obligations of either or both of the Borrowers hereunder or any part thereof.

          (E) Headings. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

          (F) Agreement Executed in Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and by the several parties hereto in separate counterparts, but all of which together shall constitute one and the same instrument.

          (G) No Third Party Reliance. This Agreement is between Agent, the Banks and the Borrowers only and shall not be relied upon by any third party. Without limiting the foregoing, Agent shall have no liability to any party whatever, including, without


                                       70.

limitation, either Borrower or anyone conducting business with either Borrower, in the event Agent, for any reason and at any time exercises, or does not exercise, its rights under this Agreement or the other Documents contemplated hereby.

          (H) Obligations of the Borrowers are Joint and Several. The obligations of the Borrowers under this Agreement and the other Documents shall be joint and several.

          (I) Confirmation of Existing Documents. All of the Documents heretofore executed by Starter shall be and remain in full force and effect, except as any such Document has been previously modified or is expressly modified herein, and except that any reference in any such Document to the Loan Agreement, the Revolving Note, the Liabilities or the Banks shall be deemed to refer to this Agreement, the Revolving Note, the Liabilities and the Banks as these terms are respectively defined herein.

          (J) Replacement for Original Agreement as Amended. This Agreement is executed and delivered in substitution and replacement for and shall supersede, the Original Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment as each of those terms is defined in the recitals to this Agreement.

     Section 17. Sale of Obligations/Syndications/Participations.

     Each Borrower agrees that each of the Banks may sell participating interests in portions of such Bank's Commitment to other parties (each, a "Participant") provided that (i) such Bank shall obtain the prior consent of the Borrowers to such sale, which consent will not be unreasonably withheld, and
(ii) such Participant shall have an investment quality rating of an Acceptable Investment Grade, or, if such Participant is not rated, its corporate parent shall have an investment quality rating of an Acceptable Investment Grade.

     Section 18. Reduction of Availability Under Revolving Credit Facility.

     In the event that the long term investment grade of any of the Banks (or any successors or assigns of any of the Banks), other than People's, shall be reduced below the Acceptable Investment Grade(or, if such Bank is not rated, if the long term investment grade of its corporate parent shall be reduced below the Acceptable Investment Grade), or in the event that the long term investment grade of People's is reduced from its present grade, then Agent shall endeavor to notify the Borrowers thereof (but the failure by Agent to provide such notification shall not affect any of Agent's or any Bank's rights hereunder) and the availability under the Revolving Credit Facility shall immediately be reduced by the amount of such Bank's Commitment, and Borrowers, Agent and the


                                       71.

Banks shall, for a period of ninety (90) days following the date of such reduction, attempt to secure a substitute for such Bank having an Acceptable Investment Grade and otherwise reasonably satisfactory to the Agent, the Banks, and the Borrowers. At the end of such ninety (90) day period, Borrowers shall, upon demand by Agent or the Banks, immediately pay to Agent the amount by which the aggregate amount then outstanding under the Revolving Credit Facility exceeds the reduced availability under the Revolving Credit Facility.

     Section 19. Release.

     Upon full payment and satisfaction of all amounts outstanding under the Revolving Credit Facility, all Commercial L/C's, standby L/C's, the Fleet Standby L/C and Acceptances, as well as all of Borrowers' other obligations hereunder and the interest thereon and expenses incurred by Agent and each of the Banks in connection therewith and upon termination of this Agreement by Agent and the Banks, the parties shall thereupon automatically each be fully, finally, and forever released and discharged from any further claim, liability or obligation in connection with the foregoing obligations of the Borrowers or any of them.

     Section 20. Rate Protection.

     In the event that any law, regulation, treaty or official directive or the interpretation or application thereof, by any court of governmental authority, or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

          (A) subjects Agent or any Bank to any tax with respect to any amounts payable hereunder by the Borrowers or otherwise with respect to the transaction contemplated hereunder (except for taxes on the overall net income of Agent or any Bank imposed by the United States of America or any political subdivision thereof); or

          (B) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, capital maintenance or similar requirement against assets held by, or deposit in or for the account of, any obligations of Borrowers hereunder or Advances (whether Prime Rate Advances or LIBOR Advances or Acceptance Rate Advances), Commercial L/C's, standby L/C's, the Fleet Standby L/C, Acceptances or commitments to make or provide any of the foregoing by, Agent or any Bank (other than such requirements, the effect of which is included in the determination of the interest rates for loans or Advances made hereunder); or

          (C) imposes upon Agent or any Bank any other condition with respect to such Advances or obligations or commitments to make such Advances or obligations made hereunder; and the result of any of the foregoing is to increase the cost to Agent or any Bank or


                                       72.

reduce the income receivable by Agent or any Bank or return on equity of Agent or any Bank or impose any expense upon Agent or any Bank with respect to any such Advances whether Prime Rate Advances, LIBOR Advances, Acceptance Rate Advances, or obligations or commitments to make such Advances or obligations hereunder, Agent or such Bank shall so notify the Borrowers. The Borrowers agree to pay Agent or such Bank the amount of such increase in cost, reduction in income, reduced return on equity or additional expense as and when such cost, reduction in income, reduced return on equity or additional expense is incurred or determined plus interest, upon presentation by Agent or such Bank of a statement in the amount and setting forth Agent's or such Bank's calculation thereof (in determining such amount, Agent or such Bank may use any reasonable averaging and attribution methods), which statement shall be deemed true and correct, absent manifest error.


                                       73.

     IN WITNESS WHEREOF, each of the parties hereto has executed this 1996 Amended and Restated Commercial Revolving Loan and Security Agreement on the day first above mentioned.

                                    BANK OF BOSTON CONNECTICUT, as Agent


                                    By /s/ [ILLEGIBLE]
                                       ---------------------------------
                                    Its  Vice President

                                    FLEET BANK, NATIONAL ASSOCIATION


                                    By /s/ [ILLEGIBLE]
                                       ---------------------------------
                                    Its  VP

                                    THE CHASE MANHATTAN BANK


                                    By
                                       ---------------------------------
                                    Its

                                    PEOPLE'S BANK


                                    By
                                       ---------------------------------
                                    Its

                                    BHF-BANK AKTIENGELLESCHAFT


                                    By
                                       ---------------------------------
                                    Its


                                                      and

                                    By
                                       ---------------------------------
                                    Its

                                    CORESTATES BANK, N.A.


                                    By
                                       ---------------------------------
                                    Its


                                       74.

     IN WITNESS WHEREOF, each of the parties hereto has executed this 1996 Amended and Restated Commercial Revolving Loan and Security Agreement on the day first above mentioned.

                                    BANK OF BOSTON CONNECTICUT, as Agent


                                    By
                                       ---------------------------------
                                    Its

                                    FLEET BANK, NATIONAL ASSOCIATION


                                    By
                                       ---------------------------------
                                    Its

                                    THE CHASE MANHATTAN BANK


                                    By /s/ [ILLEGIBLE]
                                       ---------------------------------
                                    Its  Vice President

                                    PEOPLE'S BANK


                                    By
                                       ---------------------------------
                                    Its

                                    BHF-BANK AKTIENGELLESCHAFT


                                    By
                                       ---------------------------------
                                    Its


                                                      and

                                    By
                                       ---------------------------------
                                    Its

                                    CORESTATES BANK, N.A.


                                    By
                                       ---------------------------------
                                    Its


                                       74.

     IN WITNESS WHEREOF, each of the parties hereto has executed this 1996 Amended and Restated Commercial Revolving Loan and Security Agreement on the day first above mentioned.

                                    BANK OF BOSTON CONNECTICUT, as Agent


                                    By
                                       ---------------------------------
                                    Its

                                    FLEET BANK, NATIONAL ASSOCIATION


                                    By
                                       ---------------------------------
                                    Its

                                    THE CHASE MANHATTAN BANK


                                    By
                                       ---------------------------------
                                    Its

                                    PEOPLE'S BANK


                                    By /s/ [ILLEGIBLE]
                                       ---------------------------------
                                    Its  Vice President

                                    BHF-BANK AKTIENGELLESCHAFT


                                    By
                                       ---------------------------------
                                    Its


                                                      and

                                    By
                                       ---------------------------------
                                    Its

                                    CORESTATES BANK, N.A.


                                    By
                                       ---------------------------------
                                    Its


                                       74.

     IN WITNESS WHEREOF, each of the parties hereto has executed this 1996 Amended and Restated Commercial Revolving Loan and Security Agreement on the day first above mentioned.

                                    BANK OF BOSTON CONNECTICUT, as Agent


                                    By
                                       ---------------------------------
                                    Its

                                    FLEET BANK, NATIONAL ASSOCIATION


                                    By
                                       ---------------------------------
                                    Its

                                    THE CHASE MANHATTAN BANK


                                    By
                                       ---------------------------------
                                    Its

                                    PEOPLE'S BANK


                                    By
                                       ---------------------------------
                                    Its

                                    BHF-BANK AKTIENGELLESCHAFT


                                    By /s/ [ILLEGIBLE]
                                       ---------------------------------
                                    Its  VP


                                                      and

                                    By /s/ [ILLEGIBLE]
                                       ---------------------------------
                                    Its  AVP

                                    CORESTATES BANK, N.A.


                                    By
                                       ---------------------------------
                                    Its


                                       74.

     IN WITNESS WHEREOF, each of the parties hereto has executed this 1996 Amended and Restated Commercial Revolving Loan and Security Agreement on the day first above mentioned.

                                    BANK OF BOSTON CONNECTICUT, as Agent


                                    By
                                       ---------------------------------
                                    Its

                                    FLEET BANK, NATIONAL ASSOCIATION


                                    By
                                       ---------------------------------
                                    Its

                                    THE CHASE MANHATTAN BANK


                                    By
                                       ---------------------------------
                                    Its

                                    PEOPLE'S BANK


                                    By
                                       ---------------------------------
                                    Its

                                    BHF-BANK AKTIENGELLESCHAFT


                                    By
                                       ---------------------------------
                                    Its


                                                      and

                                    By
                                       ---------------------------------
                                    Its

                                    CORESTATES BANK, N.A.


                                    By /s/ Irene Rosen Marks
                                       ---------------------------------
                                    Its VP


                                       74.

                                    NATIONAL BANK OF CANADA


                                    By /s/ [ILLEGIBLE]
                                       ---------------------------------
                                    Its Vice President

                                                      and


                                    By /s/ [ILLEGIBLE]
                                       ---------------------------------
                                    Its Asst. Vice President

                                    THE SANWA BANK LIMITED


                                    By
                                       ---------------------------------
                                    Its

                                    BANK OF BOSTON CONNECTICUT


                                    By
                                       ---------------------------------
                                    Its


                                    FIRST UNION BANK OF CONNECTICUT


                                    By
                                       ---------------------------------
                                    Its


                                    STARTER CORPORATION


                                    By
                                       ---------------------------------
                                    Its


                                    STARTER GALT, INC.


                                    By
                                       ---------------------------------
                                    Its


                                       75.

                                    NATIONAL BANK OF CANADA


                                    By
                                       ---------------------------------
                                    Its

                                                      and


                                    By
                                       ---------------------------------
                                    Its

                                    THE SANWA BANK LIMITED


                                    By /s/ [ILLEGIBLE]
                                       ---------------------------------
                                    Its AVP

                                    BANK OF BOSTON CONNECTICUT


                                    By
                                       ---------------------------------
                                    Its


                                    FIRST UNION BANK OF CONNECTICUT


                                    By
                                       ---------------------------------
                                    Its


                                    STARTER CORPORATION


                                    By
                                       ---------------------------------
                                    Its


                                    STARTER GALT, INC.


                                    By
                                       ---------------------------------
                                    Its


                                       75.

                                    NATIONAL BANK OF CANADA


                                    By
                                       ---------------------------------
                                    Its

                                                      and


                                    By
                                       ---------------------------------
                                    Its

                                    THE SANWA BANK LIMITED


                                    By
                                       ---------------------------------
                                    Its

                                    BANK OF BOSTON CONNECTICUT


                                    By
                                       ---------------------------------
                                    Its


                                    FIRST UNION BANK OF CONNECTICUT


                                    By /s/ [ILLEGIBLE]
                                       ---------------------------------
                                    Its


                                    STARTER CORPORATION


                                    By
                                       ---------------------------------
                                    Its


                                    STARTER GALT, INC.


                                    By
                                       ---------------------------------
                                    Its


                                       75.

                                    NATIONAL BANK OF CANADA


                                    By
                                       ---------------------------------
                                    Its

                                                      and


                                    By
                                       ---------------------------------
                                    Its

                                    THE SANWA BANK LIMITED


                                    By
                                       ---------------------------------
                                    Its

                                    BANK OF BOSTON CONNECTICUT


                                    By /s/ [ILLEGIBLE]
                                       ---------------------------------
                                    Its Vice President


                                    FIRST UNION BANK OF CONNECTICUT


                                    By
                                       ---------------------------------
                                    Its


                                    By /s/ [ILLEGIBLE]
                                       ---------------------------------
                                    Its SVP


                                    STARTER GALT, INC.


                                    By /s/ [ILLEGIBLE]
                                       ---------------------------------
                                    Its SVP


                                       75.